AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER __, 2004

                        COMMISSION FILE NO. ____________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM SB-2

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                              W.S. INDUSTRIES, INC.
                 ______________________________________________
                 (Name of small business issuer in its charter)

                                     NEVADA
         ______________________________________________________________
         (State or other jurisdiction of incorporation or organization)

          561990                                     98-0439650
____________________________            ____________________________________
(Primary standard industrial            (I.R.S. Employer Identification No.)
 classification code number)

                                7630 Winston Road
                              Burnaby, B.C. V5A 2H4
                               (604) 604-420-4808
    _________________________________________________________________________
    (Address and telephone number of registrant's principal executive offices and principal place of business)

             James F. Dempsey, President and Chief Executive Officer
                                7630 Winston Road
                              Burnaby, B.C. V5A 2H4
                               (604) 604-420-4808
            _________________________________________________________
            (Name, address and telephone number of agent for service)

                                   Copies to:

                            Michael J. Morrison, Esq.
                           Michael J. Morrison, Chtd.
                         1495 Ridgeview Drive, Suite 220
                                 Reno, NV 89509
                            Telephone: (775) 827-6300

                      Approximate date of proposed sale to the  public:
   As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE


SECURITIES TO BE       AMOUNT TO BE             OFFERING PRICE              AGGREGATE              REGISTRATION FEE
   REGISTERED           REGISTERED                PER SHARE               OFFERING PRICE                 [1]

Common Stock:           3,081,000                  $  0.20                  $ 616,200                  $ 78.07


[1] Estimated solely for purposes of calculating the registration fee under Rule 457(c).


REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.


PROSPECTUS

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.


                 SUBJECT TO COMPLETION DATED NOVEMBER ___, 2004


                        3,081,000 Shares of Common Stock

                              W.S. INDUSTRIES, INC.


W.S. INDUSTRIES, INC. is offering 1,000,000 shares of common stock at a price of $.20 per share on a "best efforts" basis directly through its sole officer and director, who will not receive any commissions or other remunerations for selling the shares. We may also offer the shares through brokers or sales agents, who may receive compensation in form of commissions, which total commissions will not exceed 10% of the selling price of the shares, although we currently have no plans to do so. The offering price was determined arbitrarily by the Company, based subjectively on what management believes it can sell the shares for, and is not based on any recognized or objective criteria of value.

We have not established any minimum amount of proceeds that must be received in the offering before any proceeds may be accepted. Once accepted, funds will be deposited into an account maintained by us and considered our general assets. Funds will not be placed into escrow, trust or any other similar arrangement.

The offering will commence promptly after the effectiveness of the registration statement of which this prospectus is a part, and will made on a continuous basis for a period of 90 days. The offering may be terminated by us earlier if we sell all the shares being offered or we decide to cease selling efforts.

The offering will commence promptly after the effectiveness of the registration statement of which this prospectus is a part, and will made on a continuous basis for a period of 90 days. The offering may be terminated by us earlier if we sell all the shares being offered or we decide to cease selling the shares, for any reason or for no reason.

The registration statement of which this prospectus is a part also relates to the offer and sale of 2,081,000 shares of our common stock by the selling security holders. The fixed price for the offer and sale of the shares shall be $.20 until the shares of common stock becomes quoted on the OTC Bulletin Board or other specified securities exchange.

We may be unable to sell the 1,000,000 shares of our common stock at $.20 per share because selling shareholders in this Offering will be seeking to sell 2,081,000 shares of our common stock. We have 22,088,680 shares of common stock outstanding prior to this offering, and there is no public trading market for our shares. After completion of this offering, we intend to seek a listing volume of our shares on the OTC Bulletin Board and, assuming our shares are listed and trading, of which there can be no assurance, our shares will be deemed a "penny stock."

Investing in our common stock involves a high decree of risk. See "Risk Factors" beginning on page 3 of this prospectus.


                                             Per share                Total

Public offering price                          $ .20                $ 200,000
Commissions(1)                                 $ .02                $  20,000
Proceeds to us, before expenses                $ .18                $ 180,000

________________

(1) Assumes total commission to be paid equal to 10% of the selling price of the shares. No commissions will be paid on shares sold by our management. We have not engaged any underwriter to sell the shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                The date of this prospectus is November __, 2004.

                                TABLE OF CONTENTS



                                                                            Page

Front Cover Page of Prospectus                                                 2
Inside Front and Outside Back Cover Pages of Prospectus
Summary Information                                                            6
      Prospectus Summary                                                       6
      The Offering                                                             6
      Financial Summary Information                                            6
Risk Factors                                                                   7

         RISKS  RELATED TO OUR COMPANY AND  PROPOSED  BUSINESS                 7
Our Status as a Development Stage Company with, Minimal Assets, and Nominal Revenues Subjects Your Investment to a High Degree of Risk Because We Have A Limited History of Operations We Have Substantial Near-Term Capital Needs and No Source of Additional Funding and Without Funding, We May Have to Curtail or Cease Operations We Have Substantial Long-Term Capital Needs and No Source of Additional Funding, So We May Not Be Able To Operate Past the Initial 12 Months of Operations.

We Have a Poor Financial Condition and May be Unable to Adequately Develop our Business or Earn a Profit. So Our Management Will Devote Limited Attention to Our Business Operations and this May Limit the Development of Our Business. We Have Little Managerial Expertise in the Development or Marketing of Wine Storage Our Lack of Substantial Revenues and Profits, Combined With Our Losses, Make it Difficult for Us to Succeed as a Business. We May Fail to Fully Develop Our Wine Storage Services.

We are offering our shares on a "best efforts" basis and there is no guarantee that we will sell the maximum shares offered.

We May be Unable to Sell the 1,000,000 Shares Offered in This Prospectus at $.20 Per Share Because Our Selling Security Holders Will be Attempting to Sell
2,081,000 Shares at the Same Time as We Will be Seeking to Sell Our Shares. There is No Public Market for Our Common Stock and You May be Unable to Sell Your Shares.

If We Are Unable To Attract and Retain Qualified Personnel With Wine Storage Services -Related Experience, Our Business Could Suffer, and You Could Lose Your Entire Investment. We Have Little Managerial Expertise in Internet We Do Not Have Any Material Contracts or Future Prospects for Material Contracts and This May Result in Limited or No Revenues No Independent Marketing Studies Have Been Made To Confirm The Commercial Demand For Our Wine Storage Services If Consumers Do Not Embrace Wine Storage Services, We May Not Realize Any Revenues or Profits If the Securities Do Not Meet Blue Sky Resale Requirements, You May Be Unable to Resell Your Securities. Voting Control Of Our Company Is Held With One Shareholder And Other Shareholders Will Have Little Or No Ability To Affect Control Of The Company.

         RISKS  RELATED  TO  OUR   OPERATIONS                                  9
Our Auditors Have Expressed Substantial Doubt About Our Ability To Continue As A Going Concern And We May Have To Consider Putting The Company Into Bankruptcy We Have Limited Working Capital, Have Some Losses, And Expect Our Losses To Continue We Are Offering Our Shares On A Best Efforts Basis And There Is No Guarantee That We Will Sell The Maximum Shares Offered. We Depend On Our Management and, If We Lose Their Services, Our Ability To Manage The Day-To-Day Aspects Of Our Business Will Be Weakened. We May Not Be Able To Hire And Retain Qualified Personnel, Which Could Adversely Affect Our Operating Results. The Operation, Administration, Maintenance And Repair Of Our Systems Are Subject To Risks That Could Lead To Disruptions In Our Services And The Failure Of Our Systems To Operate As Intended For Their Full Design Life.

The Failure Of Our Business And Operations Support Systems To Perform As We Expect Could Impair Our Ability To Retain Customers And Obtain New Customers, Or Provision Their Services, Or Result In Increased Capital Expenditures. Intellectual Property And Proprietary Rights Of Others Could Prevent Us From Using Necessary Technology.

         RISKS RELATED TO COMPETITION AND OUR INDUSTRY                        11
Technological Advances And Regulatory Changes May Erode Revenues Which Could Be Derived From Internet Operations, Which Could Increase Competition And Put Downward Pressure On Prices For Our Proposed Services.

Many of Our Competitors And Potential Competitors Have Superior Resources, Which Could Place Us At A Cost And Price Disadvantage. Thus, We May Never Realize Revenues Sufficient To Sustain Our Operations.

We Depend On Third Parties For Many Functions. If The Services Of Those Third Parties Become Unavailable To Us, We May Not Be Able To Conduct Our Business. Thus, We May Never Realize Revenues Sufficient To Sustain Our Operations

Our Inability To Raise Additional Capital May Result In Our Business Failing And The Loss Of Your Entire Investment. The Market Price Of Our Securities Could Fluctuate Significantly.

Protection Of The Company's Intellectual Property Is Limited.

We Do Not Expect To Pay Any Cash Dividends In The Foreseeable Future.

None Of The Proceeds From The Sale Of Shares In This Offering Will Be Placed In Escrow And, Therefore, There Are No Investor Protections For The Return Of
Subscription Funds Once Accepted. We Have Sole Discretion In Allocating The Proceeds From The Offering.

Our Board Of Directors Has The Right To Issue Additional Shares Of Common Stock That Could Dilute Holders Of Common Stock. Penny Stock Regulations May Limit The Potential Purchasers Of Our Stock In Any Market That May Develop.

Use of Proceeds                                                               12
Determination Of Offering Price                                               13
Selling Security Holders                                                      13
Dilution Of The Price You Pay For Your Shares                                 17
Market For Common Equity And Related Stockholder Matters                      19
Selected Financial Data                                                       20
Management's Discussion And Analysis Or Plan Of Operation                     20
Critical Accounting Policies                                                  22
Plan Of Operation                                                             23
Results Of Operations                                                         25
Description of Business                                                       25
Description Of Property                                                       30
Management                                                                    31
Security Ownership Of Certain Beneficial Owners And Management                31
Certain Transactions                                                          32
Description Of Securities                                                     32
Common Stock                                                                  32
Shares Eligible For Future Sale                                               33
Plan Of Distribution; Terms Of The Offering                                   35
Executive Compensation                                                        36
Financial Statements                                                          37
Changes In And Disagreements With Accountants On Accounting And
   Financial Disclosure                                                       47
Exhibits                                                                      48
Undertakings                                                                  49
Signatures                                                                    50

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements.

The Company

We were incorporated in the State of Nevada on April 5, 2004, for the purpose of providing consulting services to businesses, and engaging in any other lawful activity. The Company's principal address is 7630 Winston Road, Burnaby, B.C. V5A 2H4. W.S. Industries, Inc. has been in the developmental stage since inception and has nominal operating history and revenues.


The Offering

Common stock we are offering            1,000,000 shares

Common Stock offered by selling
Security Holders                        2,081,000 shares
Common stock outstanding prior
to this offering                       22,088,680 shares

Common stock to be outstanding
after this offering                    23,088,680 shares.

Offering Price Per Share               $.20. The fixed price for the offer and
by selling security                    sale of the shares shall be $0.20 per
holders                                share until the shares of common stock
                                       becomes quoted on the OTC Bulletin Board or other specified securities exchange.


Offering Price Per Share               $.20.
by the Company


Use of proceeds                        The net proceeds of this offering from
                                       the  sale  of  1,000,000  shares  by  the
                                       Company   will  be  used  for  sales  and
                                       marketing,    website   development   and
                                       working capital. The Company will receive
                                       no  proceeds  from the sale of  2,081,000
                                       shares by the selling security holders.

Risk factors                           This offering involves a high degree of
                                       risk.


                          SUMMARY FINANCIAL INFORMATION


For the period April 5, 2004 (inception) through August 31, 2004

Statement of Operations Data:
Net Sales                              $ 1,085
Operating expenses                     $12,278
Other income (expense)                 _______
(Net loss)                            ($11,193)

Balance Sheet Data:
Current assets                         $32,959
Current liabilities                    $ 8,615
Working capital                        $24,344
Total assets                           $34,608
Accumulated deficit                   ($11,193)
Stockholder's equity                   $25,993

                                  RISK FACTORS

Our forward-looking statements are subject to a variety of factors that could cause actual results to differ significantly from current beliefs and expectations. The operation and results of our business are subject to risks and all of the material risks are set forth in this section, including the following general risks:

RISKS RELATED TO OUR COMPANY AND PROPOSED BUSINESS

OUR STATUS AS A DEVELOPMENT STAGE COMPANY WITH, MINIMAL ASSETS, AND NOMINAL REVENUES SUBJECTS YOUR INVESTMENT TO A HIGH DEGREE OF RISK BECAUSE WE HAVE A LIMITED HISTORY OF OPERATIONS, MAY FAIL IN OUR BUSINESS, CEASE OPERATIONS AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

We only recently started our business operations, have limited financial resources and revenues. We cannot assure that we will ever generate sufficient revenues to develop successful operations, or make a profit. We have a limited operating history for investors to evaluate our business strategy. We will, in all likelihood, sustain operating expenses without corresponding revenues. This may result in our incurring an initial net operating loss until we either generate revenues sufficient to sustain operations, of which there can be no assurance, or we complete future financing, of which there can be no assurance. There is no assurance that our Company will ever produce significant revenues or profits in the near future, or at all. As a result of our limited operating history, we have limited insight into trends that may emerge and affect our business. You must consider the risks and difficulties frequently encountered by development stage companies. Therefore, your investment is at high risk because we may fail in our business, cease operation and you may lose your entire investment.

WE HAVE SUBSTANTIAL NEAR-TERM CAPITAL NEEDS AND NO SOURCE OF ADDITIONAL FUNDING AND WITHOUT FUNDING, WE MAY HAVE TO CURTAIL OR CEASE OPERATIONS AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

We will require funding over the next twelve months to develop our business. In fact, if we do not raise the maximum of $200,000 in this Offering, we will have minimal capital for operations and we may need immediate funding. We currently have no source of funds. Our capital requirements will depend on many factors including, but not limited to, the timing of further development of our wine storage and cellaring service. If adequate funds are not available, as and when needed, we may be required to curtail operations or obtain funds by entering into collaboration agreements on unattractive terms. Our inability to raise capital could impair the technical and presentational aspects of our wine storage and cellaring service and our marketing abilities. In fact, if we do not obtain the necessary funding, we may be forced to cease operations. If our business is not successful, we may fail, cease operations and you may lose your entire investment.

WE HAVE SUBSTANTIAL LONG-TERM CAPITAL NEEDS AND NO SOURCE OF ADDITIONAL FUNDING, SO WE MAY NOT BE ABLE TO OPERATE PAST THE INITIAL 12 MONTHS OF OPERATIONS.

We anticipate we may need substantial additional financing, in amounts not yet known or determined by us, in the next 12-24 months to further develop our wine storage and cellaring service and to market our services. The level of expenditures required for these activities will depend in part on whether we develop and market our services independently or with other companies through collaborative arrangements. At this time, we have no known source and have not inquired into sources for collaborative arrangements. If adequate funds are not available, we may be unable to develop our operations to a sufficient level to generate revenues or become profitable.

WE HAVE A POOR FINANCIAL CONDITION AND MAY BE UNABLE TO ADEQUATELY DEVELOP OUR BUSINESS OR EARN A PROFIT, SO WE MAY FAIL AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

Because we have a very limited operating history, limited assets, and nominal revenues, an investor cannot determine if we will ever be profitable. We will likely experience financial difficulties during our operational development and beyond. We may be unable to operate profitably, even if we develop operations and generate revenues. We plan to generate revenues from selling our wine storage and cellaring services, but there can be no assurance that we will be successful in our plan of operations or generate a profit, or if our revenues will exceed our costs. Our poor financial condition could adversely affect our ability to provide an efficient wine storage and cellaring service. If our business is not successful, we may fail, cease operations and you may lose your entire investment.

OUR MANAGEMENT WILL DEVOTE LIMITED ATTENTION TO OUR BUSINESS OPERATIONS AND THIS MAY LIMIT THE DEVELOPMENT OF OUR BUSINESS AND WE MAY FAIL IN OUR BUSINESS, CEASE OPERATIONS AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

Our management personnel, consisting of only one (1) person, James F. Dempsey, our sole officer and director, will be devoting his efforts to other businesses and will only devote a portion of his time, 5 hours, or ten percent (10%) of his time, to our Company's business. This lack of full-time attention could result in our business not developing as well or as fast as it otherwise could, or it may result in the failure of our business and the loss of your entire investment.

WE HAVE LITTLE MANAGERIAL EXPERTISE IN THE DEVELOPMENT OR MARKETING OF WINE STORAGE SERVICES AND THIS MAY CAUSE OUR BUSINESS TO SUFFER OR FAIL. IN OUR BUSINESS, CEASE OPERATIONS AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

Because our sole officer and director has little experience in developing and marketing wine storage services, our abilities in this area may be limited and our business may suffer. Even if our management develops a sufficient quantity experience in wine storage and cellaring services, we may be unable to particularize or adapt it to the needs of our anticipated website visitors, wine storage customers or the marketplace for such services. If our management is unable to develop or gain the necessary expertise to operate our business, we may fail in our business, cease operations and you may lose your entire investment.

OUR LACK OF SUBSTANTIAL REVENUES AND PROFITS, COMBINED WITH OUR LOSSES, MAKE IT DIFFICULT FOR US TO SUCCEED AS A BUSINESS. WE MAY FAIL TO FULLY DEVELOP OUR WINE STORAGE SERVICES AND MAY FAIL IN OUR BUSINESS, CEASE OPERATIONS AND YOU MAY LOSE YOUR ENTIRE INVESTMENT

We have nominal revenues and limited revenue sources, yet we have significant costs and losses. Our wine storage service has been established, but we continue to refine and develop. We cannot assure you that we will obtain the necessary working capital or expertise to fully develop it. Thus, we may fail in our business, cease operations and you may lose your entire investment.

WE ARE OFFERING OUR SHARES ON A "BEST EFFORTS" BASIS AND THERE IS NO GUARANTEE THAT WE WILL SELL THE MAXIMUM SHARES OFFERED.

No underwriter has been retained to purchase the shares offered in connection with this prospectus. There can be no assurance that all of the shares offered will be sold and that we will receive all of the estimated net proceeds generated from such a sale of all of the common stock. If all of the 1,000,000 shares we are offering are not sold, we may be unable to fund all of the intended uses for the net proceeds anticipated from this offering without obtaining funds from alternative sources. Alternative sources of funds may not be available to us at a reasonable cost.

WE MAY BE UNABLE TO SELL THE 1,000,000 SHARES OFFERED IN THIS PROSPECTUS AT $.20 PER SHARE BECAUSE OUR SELLING SECURITY HOLDERS WILL BE ATTEMPTING TO SELL 2,081,000 SHARES AT THE SAME TIME AS WE WILL BE SEEKING TO SELL OUR SHARES.

We may be unable to sell the 1,000,000 shares of our common stock at $.20 per share because selling shareholders in this Offering will be seeking to sell 2,081,000 shares of our common stock. We have 22,088,680 shares of common stock outstanding prior to this offering, and there is no public trading market for our shares. After completion of this offering, we intend to seek a listing volume of our shares on the OTC Bulletin Board and, assuming our shares are listed and trading, of which there can be no assurance, our shares will be deemed a "penny stock."

THERE IS NO PUBLIC MARKET FOR OUR COMMON STOCK AND YOU MAY BE UNABLE TO SELL YOUR SHARES.

There is no established public trading market or market maker for our securities. There can be no assurance that a market for our common stock will be established or that, if established, a market will be sustained. Therefore, if you purchase our securities you may be unable to sell them. Accordingly, you should be able to bear the financial risk of losing your entire investment.

IF WE ARE UNABLE TO ATTRACT AND RETAIN QUALIFIED PERSONNEL WITH WINE STORAGE SERVICES -RELATED EXPERIENCE, OUR BUSINESS COULD SUFFER, AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Our current and future success depends on our ability to identify, attract, hire, train, retain and motivate highly skilled technical, managerial, sales and marketing, customer service and professional personnel with wine storage service-related experience. We may be unable to successfully attract, assimilate or retain sufficiently qualified personnel. If we fail to retain and attract the necessary managerial, sales and marketing, technical and customer service personnel, we may not develop a sufficient customer base to adequately fund our operations and our business could fail, and you would lose your entire investment.

WE HAVE LITTLE MANAGERIAL EXPERTISE IN INTERNET OPERATIONS AND IF WE ARE UNABLE TO ATTRACT AND RETAIN QUALIFIED PERSONNEL WITH INTERNET EXPERIENCE, OUR BUSINESS COULD SUFFER, AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Our sole officer and director has very little Internet experience. Unless management has the financial resources to hire qualified Internet consultants, as and when needed, the presentation and technical aspects of our website, and our business, may suffer. Our current and future success depends on our ability to identify, attract, hire, train, retain and motivate highly skilled technical, managerial, sales and marketing, customer service and professional personnel with internet experience. Competition for these types of employees is intense, especially in the e-commerce sector. We may be unable to successfully attract, assimilate or retain sufficiently qualified personnel. If we fail to attract and retain the necessary technical professionals, the efficiency of our website will suffer in its presentation, search abilities and information accessibility. If we fail to retain and attract the necessary managerial, sales and marketing and customer service personnel, we may not develop a sufficient customer base to adequately fund our operations and our business could fail, and you would lose your entire investment.

WE DO NOT HAVE ANY MATERIAL CONTRACTS OR FUTURE PROSPECTS FOR MATERIAL CONTRACTS AND THIS MAY RESULT IN LIMITED OR NO REVENUES, WHICH COULD CAUSE OUR BUSINESS TO SUFFER, AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

We have only one contract to provide services and no prospective contracts that will assist us in promoting or further developing our website or operations. We have no contracts with Internet, computer, technical or marketing professionals which would assist us in the development, selection, presentational or technical aspects of our website information. We have no contracts or prospective contracts with other websites that would provide visitation links to our website. We have not developed a plan to obtain any of these contracts. If we fail to develop contracts with other websites or other professionals, our revenues could be negatively impacted and our business could fail, and you would lose your entire investment.

NO INDEPENDENT MARKETING STUDIES HAVE BEEN MADE TO CONFIRM THE COMMERCIAL DEMAND FOR OUR WINE STORAGE SERVICES THEREFORE IF THERE IS NOT SUFFICIENT DEMAND WE MAY SUFFER OR FAIL. IN OUR BUSINESS, CEASE OPERATIONS AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

We believe there is substantial commercial demand for our services. However, this belief is based solely on our management's limited experience and judgment. At this time, there have been no independent marketing studies by independent professional marketing firms to reliably confirm the extent of any demand for our services, the price ranges within which it exists and the amount of promotion necessary to exploit whatever demand does exist. If there is not sufficient demand we may suffer or fail in our business, cease operations and you may lose your entire investment.

IF CONSUMERS DO NOT EMBRACE WINE STORAGE SERVICES, WE MAY NOT REALIZE ANY REVENUES OR PROFITS WE MAY SUFFER OR FAIL. IN OUR BUSINESS, CEASE OPERATIONS AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

Our success depends upon the general acceptance of wine storage services by consumers. If consumers do not embrace our services, we may not realize any revenues and our operations will be adversely affected. The market for marketing wine storage services, particularly promoted and advertised over the Internet, is in its early stages of development, but we believe it is evolving rapidly. We cannot assure that a sufficiently broad base of consumers will adopt, and continue to use, the Internet to obtain wine storage services, traditionally provided in person-to-person transactions. Our business prospects must also be considered in light of the risks, expenses and difficulties frequently encountered by companies in the new and rapidly evolving market for services promoted or provided on the internet. We therefore may suffer or fail. in our business, cease operations and you may lose your entire investment.

IF THE SECURITIES DO NOT MEET BLUE SKY RESALE REQUIREMENTS, YOU MAY BE UNABLE TO RESELL YOUR SECURITIES.

The securities offered by this prospectus must meet the Blue Sky resale requirements, which are state securities laws, rules and regulations regarding the purchase and sale of securities in the states in which the proposed purchasers reside. If we fail to meet these qualifications, you may not be able to sell your securities without compliance with the Blue Sky laws and the securities may be of little or no value to you. Since we have extremely limited capital, we may not be able to afford the expenses necessary to meet Blue Sky requirements. We currently intend to meet Blue Sky Requirements and estimate the expenses to be $5,000 (includes filing costs and legal fees) to meet the requirements of the 2 states in which we intend to offer the securities:
Washington and Nevada.

VOTING  CONTROL  OF  OUR  COMPANY  IS  HELD  WITH  ONE   SHAREHOLDER  AND  OTHER
SHAREHOLDERS WILL HAVE LITTLE OR NO ABILITY TO AFFECT CONTROL OF THE COMPANY.

As of the date of this registration statement, Mr. James F. Dempsey, our sole officer and director, and our controlling shareholder, owns approximately 91% (or 87% post-offering, assuming all 1,000,000 shares offered are sold) of the total issued and outstanding shares of our stock and has virtually total control over all decisions, so you will have little or no ability to control the Company or our business.

Because Mr. Dempsey has such a large stock ownership position in our company, you, as a shareholder, have very little ability to exercise any control over the Company or its operations. The vast majority of decisions in the Company are decided by majority control, which is firmly held by Mr. Dempsey and your vote of your shares will have little or no impact on the action by shareholders.


RISKS RELATED TO OUR OPERATIONS

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN AND WE MAY HAVE TO CONSIDER PUTTING THE COMPANY INTO BANKRUPTCY. AND IF WE FAIL TO PRODUCE REVENUES, WE MAY FAIL IN OUR BUSINESS, CEASE OPERATIONS, AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

Due to our recent commencement of operations and our lack of cash flows from operations sufficient to satisfy our liabilities and sustain operations, our auditors have expressed substantial doubt about our ability to continue as a going concern. Although we have had some limited success in raising working capital from the sale of our common stock in the past, the going concern language in our auditors' report could negatively affect our ability to raise such funds in the future. Some investors may be unwilling to invest with companies that have going concern language in the auditors' report and other investors may demand substantial discounts from the market price.

Unless we are able to raise additional working capital through the sale of our common stock, we will not be able to continue the development of our services, nor will we be able to pay our current liabilities, which could result in our seeking protection under bankruptcy laws. Under certain conditions, including but not limited to having judgments rendered against us in a court of law, a group of creditors could force us into bankruptcy due to our inability to pay the liabilities arising out of such judgments. At this time, we are unable to assess the likelihood that we would seek bankruptcy protection in the near future. There can be no assurance that we will be successful in raising working capital from the sale of our common stock. If we fail, you may lose your entire investment.

WE HAVE LIMITED WORKING CAPITAL, HAVE SOME LOSSES, AND EXPECT OUR LOSSES TO CONTINUE. WE MAY FAIL IN OUR BUSINESS, CEASE OPERATIONS, AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

As of August 31, 2004, we had working capital of $24,344. As of August 31, 2004, our accumulated deficit was $11,193. Our net loss was $11,193 for the period ended August 31, 2004. Such losses have resulted principally from costs incurred in connection with research and development of our business plan, and development of our website. Our ability to become profitable largely depends on successfully developing our website and services, and effectively marketing such services. The problems and expenses frequently encountered in developing a new business and services, and the competitive industry in which we operate will impact whether we are successful. We may never achieve profitability. Furthermore, we may encounter substantial delays and unexpected expenses related to website development, marketing or other unforeseen difficulties, any of which could cause our losses to continue. We may fail in our business, cease operations, and you may lose your entire investment.


WE ARE OFFERING OUR SHARES ON A BEST EFFORTS BASIS AND THERE IS NO GUARANTEE THAT WE WILL SELL THE MAXIMUM SHARES OFFERED. THEREFORE WE MAY FAIL IN OUR BUSINESS, CEASE OPERATIONS, AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

No underwriter has been retained to purchase the shares offered in connection with this prospectus. There can be no assurance that all of the shares offered will be sold and that we will receive all of the estimated net proceeds generated from such a sale of all of the common stock. If all of the 1,000,000 shares we are offering are not sold, we may be unable to fund all of the intended uses for the net proceeds anticipated from this offering without obtaining funds from alternative sources. Alternative sources of funds may not be available to us at a reasonable cost, or at all, as and when required. Therefore we may fail in our business, cease operations, and you may lose your entire investment.

WE DEPEND ON OUR MANAGEMENT AND, IF WE LOSE THEIR SERVICES, OUR ABILITY TO MANAGE THE DAY-TO-DAY ASPECTS OF OUR BUSINESS WILL BE WEAKENED. WE MAY NOT BE ABLE TO HIRE AND RETAIN QUALIFIED PERSONNEL, WHICH COULD ADVERSELY AFFECT OUR OPERATING RESULTS. THUS, WE MAY FAIL IN OUR BUSINESS, CEASE OPERATIONS, AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

We are highly  dependent on the services of our sole member of  management,  Mr.
Dempsey. The loss of his services could cause us to make less successful strategic decisions, which could hinder the introduction of new services or make us less prepared for technological or marketing problems, which could reduce our ability to serve our customers or lower the quality of our services.

We believe that a critical component for our success will be the attraction and retention of qualified, professional technical and sales personnel. We may not be able to attract, develop, motivate and retain experienced and innovative personnel. If we fail to do so, there will be an adverse effect on our ability to generate revenue and operate our business. Thus, we may fail in our business, cease operations, and you may lose your entire investment.

THE OPERATION, ADMINISTRATION, MAINTENANCE AND REPAIR OF OUR SYSTEMS ARE SUBJECT TO RISKS THAT COULD LEAD TO DISRUPTIONS IN OUR SERVICES AND THE FAILURE OF OUR SYSTEMS TO OPERATE AS INTENDED FOR THEIR FULL DESIGN LIFE. THIS COULD CAUSE US TO FAIL IN OUR BUSINESS, CEASE OPERATIONS, AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

Each of our systems is and will be subject to the risks inherent in computer-based internet business activities. The operation, administration, maintenance and repair of our computer systems will require the coordination and integration of sophisticated and highly specialized hardware and software technologies and equipment. Our systems may not continue to function as expected in a cost-effective manner. The failure of the hardware or software to function as required could render us unable to perform at design specifications. Thus, we may fail in our business, cease operations, and you may lose your entire investment.

THE FAILURE OF OUR BUSINESS AND OPERATIONS SUPPORT SYSTEMS TO PERFORM AS WE EXPECT COULD IMPAIR OUR ABILITY TO RETAIN CUSTOMERS AND OBTAIN NEW CUSTOMERS, OR PROVISION THEIR SERVICES, OR RESULT IN INCREASED CAPITAL EXPENDITURES. THIS COULD CAUSE US TO FAIL IN OUR BUSINESS, CEASE OPERATIONS, AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

Our operations support systems are an important factor in our success. Critical information systems used in daily operations will be used to perform sales and order entry, billing and accounts receivable functions, and service verification and payment functions. If any of these systems fail or do not perform as expected, it would adversely affect our ability to process orders and provision sales, and to bill for services efficiently and accurately, all of which could cause us to suffer customer dissatisfaction, loss of business, loss of revenue or the inability to add customers on a timely basis, any of which would adversely affect our revenues. In addition, system failure or performance issues could have an adverse impact on our ability to effectively audit and dispute invoicing and data provided by service providers from whom we lease facilities. Furthermore, processing higher volumes of data or additionally automating system features could result in system breakdowns and delays and additional unanticipated expense to remedy the defect or to replace the defective system with an alternative system. Thus, we may fail in our business, cease operations, and you may lose your entire investment.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS OF OTHERS COULD PREVENT US FROM USING NECESSARY TECHNOLOGY. IF WE ARE UNABLE TO USE NECESSARY TECHNOLOGY, THIS COULD CAUSE US TO FAIL IN OUR BUSINESS, CEASE OPERATIONS, AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

While we do not believe that there exists any technology patented by others, or other intellectual property owned by others, that is necessary for us to provide our services, there can be no assurances in this regard. If there is intellectual property that is owned by others for we which we have no license, we would have to negotiate such a license for the use of that property. We may not be able to negotiate such a license at a price that is acceptable. This could force us to cease offering products and services incorporating such property. Thus, we may fail in our business, cease operations, and you may lose your entire investment.

RISKS RELATED TO COMPETITION AND OUR INDUSTRY

TECHNOLOGICAL ADVANCES AND REGULATORY CHANGES MAY ERODE REVENUES WHICH COULD BE DERIVED FROM INTERNET OPERATIONS, WHICH COULD INCREASE COMPETITION AND PUT DOWNWARD PRESSURE ON PRICES FOR OUR PROPOSED SERVICES.

New technologies and regulatory changes, particularly those permitting access to services, including wine storage data, if any, could impair our prospects, put downward pressure on prices and adversely affect our operating results.

We face potential competition in our market from the incumbent providers of wine storage services and information. In the Vancouver market the primary wine storage service and information provider and competitor is Vancouver Wine Vault Inc. In the Toronto market the primary wine storage service and information providers Urban Cellars, Iron Gate Cellar Inc., and Fine Wine Reserve Inc.

This potential competition places downward pressure on prices for wine storage services, which can adversely affect our operating results. In addition, we could face competition from other companies we have not yet identified or which may enter into the market. If we are not able to compete effectively with these industry participants, our operating results would be adversely affected.

MANY OF OUR COMPETITORS AND POTENTIAL COMPETITORS HAVE SUPERIOR RESOURCES, WHICH COULD PLACE US AT A COST AND PRICE DISADVANTAGE. THUS, WE MAY NEVER REALIZE REVENUES SUFFICIENT TO SUSTAIN OUR OPERATIONS AND, WE MAY FAIL IN OUR BUSINESS, CEASE OPERATIONS AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

Many of our competitors and potential competitors may have significant competitive advantages, including greater market presence, name recognition and financial, technological and personnel resources, superior engineering and marketing capabilities, and significantly larger customer bases. As a result, some of our competitors and potential competitors can raise capital at a lower cost than we can, and they may be able to adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily, and devote greater resources to the development, marketing and sale of products and services than we can. Also, our competitors' and potential competitors' greater brand name recognition may require us to price our services at lower levels in order to win business. Our competitors' and potential competitors' financial advantages may give them the ability to reduce their prices for an extended period of time if they so choose. THUS, WE MAY NEVER REALIZE REVENUES SUFFICIENT TO SUSTAIN OUR OPERATIONS AND, WE MAY FAIL IN OUR BUSINESS, CEASE OPERATIONS AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

WE DEPEND ON THIRD PARTIES FOR MANY FUNCTIONS. IF THE SERVICES OF THOSE THIRD PARTIES BECOME UNAVAILABLE TO US, WE MAY NOT BE ABLE TO CONDUCT OUR BUSINESS. THUS, WE MAY NEVER REALIZE REVENUES SUFFICIENT TO SUSTAIN OUR OPERATIONS AND, WE MAY FAIL IN OUR BUSINESS, CEASE OPERATIONS AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

We depend and will continue to depend upon third parties to:

     o install and/or upgrade some of our systems and provide equipment and maintenance;
     o    provide internet access for our website and services.

We cannot provide any assurances that third parties will perform their contractual obligations or that they will not be subject to political or economic events which may have a material adverse effect on their ability to provide us with necessary services. If they fail to perform their obligations, or if any of these relationships are terminated and we are unable to reach suitable alternative arrangements on a timely basis, we may not be able to conduct our business. Thus, we may never realize revenues sufficient to sustain our operations and, we may fail in our business, cease operations and you may lose your entire investment.

OUR INABILITY TO RAISE ADDITIONAL CAPITAL MAY RESULT IN OUR BUSINESS FAILING AND THE LOSS OF YOUR ENTIRE INVESTMENT.

The Company cannot offer assurances that funds will be raised when it requires them or that the Company will be able to raise funds on suitable terms, as and when needed. Failure to obtain such financing as and when needed could delay or prevent the Company's proposed business operations, which could result in the Company's inability to continue to conduct business, poor financial results and revenues and poor results of operations. If additional capital is raised through the sale of additional equity or convertible securities, dilution to the Company's stockholders is likely to occur.

THE MARKET PRICE OF OUR SECURITIES COULD FLUCTUATE SIGNIFICANTLY.

Our common stock is not traded on any exchange at this time, but we will seek to have it listed to trade on the OTC Bulletin Board. Factors such as announcements by us of the financial results, the gain or loss of customers, changes in management, regulatory changes, trends in the industry or stock market and announcements by competitors, among other things, could cause the market price of our securities to fluctuate significantly.

PROTECTION OF THE COMPANY'S INTELLECTUAL PROPERTY IS LIMITED.

The Company has only applied for protection of its name as a service mark, and has only obtained the website within the past year. There is no assurance a service mark will be granted or that the Company will be able to successfully defend its service mark if contested or infringed upon.

WE DO NOT EXPECT TO PAY ANY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We have not paid any cash dividends on our common shares and do not expect to declare or pay any cash or other dividends in the foreseeable future so that we may reinvest earnings, if any, into the development of the business.

NONE OF THE PROCEEDS FROM THE SALE OF SHARES IN THIS OFFERING WILL BE PLACED IN ESCROW AND, THEREFORE, THERE ARE NO INVESTOR PROTECTIONS FOR THE RETURN OF SUBSCRIPTION FUNDS ONCE ACCEPTED.

We have not established a minimum amount of proceeds that we must receive in the offering before any proceeds may be accepted and used by us. Once accepted, the funds will be deposited into an account maintained by us and considered general assets of the Company. None of the proceeds will be placed in any escrow, trust or other arrangement. Therefore, there are no investor protections for the return of subscription funds once accepted.

WE HAVE SOLE DISCRETION IN ALLOCATING THE PROCEEDS FROM THE OFFERING.

All of the net proceeds of the offering, if any, have been allocated to general areas of expenditure, including working capital, and will be used for such purposes as management may determine in its sole discretion, without the need for stockholder approval with respect to any such allocations.

OUR BOARD OF DIRECTORS HAS THE RIGHT TO ISSUE ADDITIONAL SHARES OF COMMON STOCK THAT COULD DILUTE HOLDERS OF COMMON STOCK.

Our board of directors has the inherent right under applicable Nevada law, for whatever value the board deems adequate, to issue additional common shares up to the limit of shares authorized by the certificate of incorporation, and, upon such issuance, all holders of shares of common stock, regardless of when they are issued, thereafter generally rank equally in all aspects of that class of stock, regardless of when issued. Any of those actions will dilute the holders of common shares. Current stockholders have no rights to prohibit such issuances nor inherent "preemptive" rights to purchase any such stock as and when offered.

PENNY STOCK REGULATIONS MAY LIMIT THE POTENTIAL PURCHASERS OF OUR STOCK IN ANY MARKET THAT MAY DEVELOP.

Broker-dealer practices in connection with transactions in "PENNY STOCKS" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission (the "SEC" or the "Commission"). Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on NASDAQ provided that current price and volume information with respect to transactions in such securities is provided by the exchange or trading system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. The Company's securities are presently subject to the penny stock rules, and, as a result, investors may find it more difficult to sell its securities.


                                 USE OF PROCEEDS

Our net proceeds from the sale of the 1,000,000 shares of common stock being offered hereby at an offering price of $.20 per share are estimated to be $155,000, after deducting commissions of $20,000 (assuming we use the services of a licensed broker-dealer, which we currently have no intent of doing) and offering expenses, which are estimated to be approximately $20,000. The net proceeds are intended to be used over the next 12 months as follows:

Application of Proceeds                                  Amount      Percentage
____________________________                            ________     __________

Sales and Marketing(1)                                   $60,000       38.7%
Website Development(2)                                   $20,000       12.9
Blue Sky Fees and Expenses (including legal fees)(3)     $ 5,000       3.22
Legal Fees for this Offering                             $10,000       6.48
Working Capital(4)                                       $60,000       38.7
                                                        ________      _____
Total                                                   $155,000      100.0%
                                                        ========
____________________________

(1) These funds will be used for the implementation of our sales and marketing efforts, both by mailings and through the internet, attendance at trade shows and production and dissemination of promotional materials.
(2) These funds will be used for the enhancement and upgrading of our website.
(3) The Company only plans to qualify its securities under the Blue Sky laws of Washington and Nevada.

(4) Working capital will be available for use as a reserve for contingencies. In the event cash generated from operations is insufficient to fund corporate overhead, working capital may be used to cover such deficiency.

The allocation of the net proceeds set forth above represents our best current estimates based upon our current operating plans and upon certain assumptions regarding the progress of the development of our website, marketing efforts and changing competitive conditions, and assumptions regarding industry and general economic conditions and other conditions. If all of the shares are not sold in the offering, the priority of each application of proceeds noted above will be reduced proportionately. Future events, including problems, delays, expenses and complications frequently encountered by companies developing new services in the wine and wine storage industries, as well as changes in competitive conditions and the success or lack thereof in our marketing efforts, may make it necessary or advisable for us to reallocate the net proceeds among the above uses or use portions of the net proceeds for other purposes.

Any reallocation of the net proceeds other than as provided above, will be at the sole discretion of our board of directors. We estimate that the net proceeds will be sufficient to fund our proposed business and operations for a period of 12 months from the closing of the offering. If our estimates prove incorrect, we will have to seek alternative sources of financing during such period, including debt and equity financing and the reduction of operating cost and projected growth plans. No assurance can be given that such financing could be obtained by us on favorable terms, if at all, and if we are unable to obtain needed financing, our business would be materially adversely affected. The timing and amount of expenditures of the net proceeds of this offering may vary depending upon the pace of our growth.

Pending application, the net proceeds of the offering are expected to be invested in short-term, high-grade interest-bearing savings accounts, certificates of deposit, United States government obligations, money market accounts or short-term interest bearing obligations.


DETERMINATION OF OFFERING PRICE

The price of the 1,000,000 shares we are offering was arbitrarily determined in order for us to raise up to a maximum of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other recognized criteria of value. Among the factors considered in setting the offering price were:


     *    our lack of operating history;
     *    the proceeds needed to be raised by the offering;
     * the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders; and
     *    our relative cash requirements.

The offering price for the sale of the shares by the selling security holders was set arbitrarily to be consistent with the price at which we are selling 1,000,000 shares and shall be $.20 per share until the shares of common stock becomes quoted on the OTC Bulletin Board or other specified securities exchange.

                            SELLING SECURITY HOLDERS

A total of 2,081,000 shares of our securities are being sold by the selling security holders named below. The table indicates that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities.


Beneficial                                            Beneficial
Ownership                                              Ownership
                                                                                       Maximum Number
Name (1)                                             Before Offering                   of Shares Being         Shares After
                                                  Shares       Percent                     Offered             Offering (2)

636156 B.C. Ltd.                                   1000      Less than 1%                      1000                 0
Adkins, Chris                                      1000      Less than 1%                      1000                 0
Allen, Seth                                        1000      Less than 1%                      1000                 0
Alexander, Don                                     1000      Less than 1%                      1000                 0
Anderson, H. Roderick                              1000      Less than 1%                      1000                 0
Ballard, Shane                                     1000      Less than 1%                      1000                 0
Bank Sal Oppenheim Jr.                        1,000,000         4.52%                     1,000,000                 0
Barlow, Amanda                                     1000      Less than 1%                      1000                 0
Cassidy, Sean                                      1000      Less than 1%                      1000                 0
Chapman, Erika                                     1000      Less than 1%                      1000                 0
Chow, Jack                                         1000      Less than 1%                      1000                 0
Chow, Pamela                                       1000      Less than 1%                      1000                 0
Davis, Carolyn                                     1000      Less than 1%                      1000                 0
Delaney, Bob                                       1000      Less than 1%                      1000                 0
Dempsey, Colleen                                   1000      Less than 1%                      1000                 0
Dempsey, Emily                                     1000      Less than 1%                      1000                 0
Dempsey, Rebecca                                   1000      Less than 1%                      1000                 0
DiGregorio, Anthony                                1000      Less than 1%                      1000                 0
Fieldgate, Janine                                  1000      Less than 1%                      1000                 0
Gray, Donald                                       1000      Less than 1%                      1000                 0
Hamner, Tomi                                       1000      Less than 1%                      1000                 0
Hamner Tomi ITF Lynita White                       1000      Less than 1%                      1000                 0
Hamner Tomi ITF Jackson White                      1000      Less than 1%                      1000                 0
Hayes, Samuel Isaac                                1000      Less than 1%                      1000                 0
Helten, Jim                                        1000      Less than 1%                      1000                 0
Hewitt, Dallas                                     1000      Less than 1%                      1000                 0

                                       14


Hewitt Enterprises Corp.                           1000      Less than 1%                      1000                 0
Johnson, Douglas                                   1000      Less than 1%                      1000                 0
Johnson Douglas ITF Harlee Johnson                 1000      Less than 1%                      1000                 0
Johnson Douglas ITF Gavin Johnson                  1000      Less than 1%                      1000                 0
Johnson Douglas ITF Adrianne Johnson               1000      Less than 1%                      1000                 0
Johnson, Leif G.                                   1000      Less than 1%                      1000                 0
Killas, Kostie                                     1000      Less than 1%                      1000                 0
Legg, William                                    10,000      Less than 1%                    10,000                 0
Lewis, Sharon                                      1000      Less than 1%                      1000                 0
Lewis, Sharon ITF Cheryle Lewis                    1000      Less than 1%                      1000                 0
Lewis, Sharon ITF Denise Lewis                     1000      Less than 1%                      1000                 0
Mann, Diane                                        1000      Less than 1%                      1000                 0
McGrory, Thomas                                    1000      Less than 1%                      1000                 0
Meyers, Mary Ellen                                 1000      Less than 1%                      1000                 0
Meyers, Shane                                      1000      Less than 1%                      1000                 0
Meyers, Shane ITF Hayley Meyers                    1000      Less than 1%                      1000                 0
Meyers, Shane ITF Ellerie Meyers                   1000      Less than 1%                      1000                 0
Olson, Ann                                         1000      Less than 1%                      1000                 0
Ottenbreit, Glenn                                  1000      Less than 1%                      1000                 0
Pazdyk, Alicja                                     1000      Less than 1%                      1000                 0
Pinkowski, Lori                                    1000      Less than 1%                      1000                 0
Ramagida, Gerry                                    1000      Less than 1%                      1000                 0
Regoci, Steve                                      1000      Less than 1%                      1000                 0
Reynolds, Susan                                    1000      Less than 1%                      1000                 0
S.J. Securities Ltd.                          1,000,000         4.52%                     1,000,000                 0
Singh, Rani Anne                                   1000      Less than 1%                      1000                 0
                ITF Himat Dhillon Singh
Singh, Rani Anne                                   1000      Less than 1%                      1000                 0
              ITF Avnashi Dhillon Singh
Singh, Rani Anne                                   1000      Less than 1%                      1000                 0
           ITF Ajit Dhillon Singh

                                       15


Shynkaryk, Barbara                                 1000      Less than 1%                      1000                 0
Shynkaryk, Chester                                 1000      Less than 1%                      1000                 0
Shynkaryk, Sarah                                   1000      Less than 1%                      1000                 0
Spanevello, Catherine                              1000      Less than 1%                      1000                 0
Spanevello, Catherine                              1000      Less than 1%                      1000                 0
              ITF Erin Spanevello
Starling, Sarah                                    1000      Less than 1%                      1000                 0
Stemmerdink, Christa M                             1000      Less than 1%                      1000                 0
Stemmerdink, Matthew                               1000      Less than 1%                      1000                 0
Vaughan, Michael                                   1000      Less than 1%                      1000                 0
Westcott, Susan                                    1000      Less than 1%                      1000                 0
Whelan, Bonnie                                     1000      Less than 1%                      1000                 0
Young, Gary                                        1000      Less than 1%                      1000                 0
Zen, Giancarla                                     1000      Less than 1%                      1000                 0
Zen, Giovanni,                                     1000      Less than 1%                      1000                 0
Zen, Manuela                                       1000      Less than 1%                      1000                 0
Zen, Morena                                        1000      Less than 1%                      1000                 0
Zen, Roger                                         1000      Less than 1%                      1000                 0

                           Total              2,081,000                                   2,081,000


(1) None of the selling security holders have, or ever had, any material relationship with our corporation or any of its predecessors and/or affiliates. None of the individual shareholders are affiliated, directly or indirectly, with any of the other shareholders, or with the corporate shareholders. except as set forth in footnote 4 below.

(2) Assumes the sale of all shares offered by Selling Security Holder.

(3) None of the selling shareholders are broker-dealers or affiliated with broker-dealers.

(4) 636156 B.C. LTD. - control person is Shane Ballard Bank Sal Oppeneim Jr. - is owned by Sal. Oppenheim Jr. & Cie., Luxemburg (Holding) which is in turn owned by the mother company being Sal. Oppenheim Jr. & Cie., Cologne (Germany). The Bank Sal. Oppeheim Jr. has a working capital of: 1.2 Billion US Dollars, Assets of: 10 Billion US Dollars and Managed Assets: 61 Billion US Dollars. S.J. Securities Ltd. - control person is Erwin Haas, who owns shares individually.


We intend to seek qualification for sale of the securities only in the states of Washington, Texas and Nevada, where we believe securities will be offered. That qualification is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in the states of Washington, Texas or Nevada. There is no assurance that the states of Washington, Texas or Nevada will approve resale of our securities.. Selling shareholders are informed, through this prospectus, that we are seeking qualification for the sale of the securities in the states of Washington, Texas and Nevada. We intend to seek qualification for sale of the securities in the states of Washington, Texas and Nevada. The company will pay the selling shareholders' expenses in this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

There is no dilution resulting from the sale of the 2,081,000 shares by the selling security holders.

As of August 31, 2004, the net tangible book value of our shares of common stock was $25,993 or approximately $0.0012 per share, based upon 22,088,680 shares outstanding.

Upon completion of this offering, in the event all 1,000,000 of the offered shares are sold, of which there can be no assurance, the net tangible book value of the 23,088,680 shares to be outstanding will be $185,993 or approximately $0.0081 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0069 per share without any additional investment on their part. You will incur an immediate dilution from $0.20 per share to $0.0081 per share.

Upon completion of this offering, in the event 75%, or 750,000 of the 1,000,000 offered shares are sold, of which there can be no assurance, the net tangible book value of the 22,838,680 shares to be outstanding will be $140,993 or approximately $0.0062 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0050 per share without any additional investment on their part. You will incur an immediate dilution from $0.20 per share to $0.0062 per share.

Upon completion of this offering, in the event 50%, or 500,000 of the offered shares are sold, of which there can be no assurance, the net tangible book value of the 22,338,680 shares to be outstanding will be $95,993, or approximately $0.0043 per share. The net tangible book value of the shares held by our existing stockholders will be increased by 0.0031 per share without any additional investment on their part. You will incur an immediate dilution from $0.20 per share to $0.0043 per share.

After completion of this offering, if all 1,000,000 offered shares are sold, of which there can be no assurance, you will own approximately 4.33% of the total number of shares then outstanding, for which you will have made a cash investment of $200,000, or $0.20 per share. Our existing stockholders will own approximately 95.67% of the total number of shares then outstanding, for which they have made contributions of cash and services, totaling $37,186, or approximately $0.0016 per share.

After completion of this offering, if 750,000 shares are sold, of which there can be no assurance, you will own approximately 3.28% of the total number of shares then outstanding for which you will have made a cash investment of $150,000, or $0.20 per share. Our existing stockholders will own approximately 96.72% of the total number of shares then outstanding, for which they have made contributions of cash and services totaling $37,186, or approximately $0.0016 per share.

After completion of this offering, if 500,000 shares are sold, of which there can be no assurance, you will own approximately 2.21% of the total number of shares then outstanding for which you have made a cash investment of $100,000, or $0.20 per share. Our existing stockholders will own approximately 97.79% of the total number of shares the outstanding for which they have made contributions of cash and services totaling $37,186, or approximately $0.0016 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS IF ALL OF THE SHARES ARE SOLD:

Price per share                                                       $   0.0012
Net tangible book value per share before offering                     $   0.0012
Net tangible book value per share after offering                      $   0.0081
Increase to present stockholders in net tangible book value per
  share after offering                                                $   0.0069
Capital contributions                                                 $   37,186
Number of shares outstanding before the offering                      22,088,680
Number of shares after offering held by existing stockholder          22,088,680
Percentage of ownership after offering                                     95.67

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD

Price per share                                                       $     0.20
Dilution per share                                                    $   0.1919
Capital contributions                                                 $  200,000
Number of shares after offering held by public investors               1,000,000
Percentage of ownership after offering                                      4.33

EXISTING STOCKHOLDERS IF 75% OF THE SHARES ARE SOLD:

Price per share                                                       $   0.0012
Net tangible book value per share before offering                     $   0.0012
Net tangible book value per share after offering                      $   0.0062
Increase to present stockholders in net tangible book value per
  share after offering                                                $   0.0050
Capital contributions                                                 $   37,186
Number of shares outstanding before the offering                      22,088,680
Number of shares after offering held by existing stockholder          22,088,680
Percentage of ownership after offering                                     96.72

PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF THE SHARES SOLD:

Price per share                                                       $     0.20
Dilution per share                                                    $   0.1938
Capital contributions                                                 $  150,000
Number of shares after offering held by public investors                 750,000
Percentage of ownership after offering                                      3.28

EXISTING STOCKHOLDERS IF 50% OF THE SHARES SOLD:

Price per share                                                       $   0.0012
Net tangible book value per share before offering                     $   0.0012
Net tangible book value per share after offering                      $   0.0043
Increase to present stockholders in net tangible book value per
  share after offering                                                $   0.0031
Capital contributions                                                 $   37,186
Number of shares outstanding before the offering                      22,088,680
Number of shares after offering held by existing stockholders         22,088,680
Percentage of ownership after offering                                     97.79

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF THE SHARES SOLD:

Price per share                                                       $     0.20
Dilution per share                                                    $   0.1957
Capital contributions                                                 $  100,000
Number of shares after offering held by public investors                 500,000
Percentage of ownership after offering                                      2.21


DIVIDEND POLICY

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to fund the development and growth of our proposed business and operations. Any payment of cash dividends in the future on the common stock will be dependent upon our financial condition, results of operations, current and anticipated cash requirements, plans for expansion, restrictions, if any, under any debt obligations, as well as other factors that our board of directors deems relevant.

CAPITALIZATION

            The following table sets forth our capitalization on an actual basis as of August 31, 2004.

                                                        August 31, 2004
                                                        _______________

Current Liabilities                                         $ 8,615

Stockholders' Equity:
Common stock, $0.001 par value
25,000,000 authorized
22,088,680 issued and outstanding                             3,067

Additional paid-in-capital, common stock                     34,119

Accumulated deficit                                         $(11,193)

Total stockholders' equity                                  $25,993

Total Capitalization                                        $37,186


MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information.

Our common stock is not traded on any exchange. We plan to eventually seek listing on the OTC Bulletin Board, once our registration statement has cleared comments of the Securities and Exchange Commission, and the N.A.S.D. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

A market maker sponsoring a company's securities is required to obtain a listing of the securities on any of the public trading markets, including the Over-the-Counter Bulletin Board ("OTCBB"). If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTCBB.

We intend to apply for listing of the securities on the OTCBB, but there can be no assurance that we will be able to obtain this listing. The OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchanges. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

However, broker-dealers may be discouraged from effecting transactions in our Shares because they will be considered penny stocks and will be subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Assuming we get our shares listed for trading, purchases and sales of our shares are expected to be generally facilitated by NASD broker-dealers who will act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

As of October 31, 2004, there were approximately 72 holders of record of our common stock.

SELECTED FINANCIAL DATA

The following table sets forth our selected financial data for the Period from inception through August 31, 2004. The selected financial data as of and for the period ended August 31, 2004, are derived from our financial statements which have been audited by Amisano Hanson & Co, The following financial information should be read in conjunction with the Financial Statements, and related notes thereto.

                                                For the period from
                                             April 5, 2004 (Inception)
                                              Through August 31, 2004
                                             _________________________

Net Sales                                           $     1,085
Net cost of sales                                           ---
Operating expenses                                       12,278
Operating loss                                          (11,193)
Other income (expense)                                      ---
Net income (loss)                                       (11,193)
Net income (loss) applicable to
   common shareholders                                  (11,193)
Net income (loss) per common share                        (0.00)
Shares used in computing net income (loss)
  per share                                          13,420,453

                                                For the period from
                                             April 5, 2004 (Inception)
                                              Through August 31, 2004
                                             _________________________

Current assets                                      $    32,959
Current liabilities                                       8,615
Working capital                                          24,344
Total assets                                             34,608
Accumulated deficit                                     (11,193)
Stockholder's equity                                     25,993


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This report contains forward-looking statements and information relating to us that is based on beliefs of management as well as assumptions made by, and information currently available to management. These statements may be identified by the use of terminology such as "BELIEVES," "PLANS", "EXPECTS," "MAY," "SHOULD" or "ANTICIPATES", or expressing this terminology negatively or similar expressions or by discussions of strategy. These statements reflect our current view respecting future events and are subject to risks, uncertainties and assumptions, including the risks and uncertainties noted throughout the document. Although we have attempted to identify important factors that could cause the actual results to differ materially, there may be other factors that cause the forward-looking statements not to come true as anticipated, believed, projected, expected or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those described herein as anticipated, believed, projected, estimated, expected or intended.

PLAN OF OPERATIONS

We are a development stage company with limited operations or revenues. We are unable to satisfy cash requirements without management's financial support or other funding. Our management has made $985.60 of capital contributions to our business. The Company has raised the total of $36,200 through Private Placements. We anticipate, but have no assurance, that, if sufficient cash is not received from this offering, we may need to meet our cash requirements for the foreseeable future through the financial support of our management. Management's capital contributions may be accomplished through interest-bearing promissory notes between our company and management. We have not determined the amount of funds that will be necessary for management to contribute at this time. Nor is there any assurance our management will have funds available to loan us as and when we require funds. In this event, we will be required to seek loans and/or equity funding from third parties, and there is no assurance we will be able to do so.

We intend to use the Company's website as a marketing and sales tool. It is intended to outline the features and the benefits of our wine storage services, as well as acting as an information resource. The information contained on our website are intended to allow potential consumers to quickly begin the wine storage process for the storage of their wine inventory.

We anticipate that most orders for our services will occur through our website and payment for the services will be by online credit card or cybercash systems. We can take orders online through our order form and are currently developing the ability to process online orders.

Over the next twelve months, we plan to further develop our website WWW.YOURWINEWIZARD.COM to provide additional wine storage and cellaring related information. Specifically, during the next 12 months, we anticipate focusing our efforts on the following specific areas of operations:

         1. Internet marketing
         2. Maintaining  and  enhancing  content of website
         3. Wine storage and cellaring information and services

We may require additional funds to further develop our website or enhance or expand our wine storage and cellaring facility. In the event we need to raise additional funds, we have not yet determined how, where or when we will obtain these funds. There is no assurance that we will be able to obtain financing for our business development, if, as and when required, or on terms favorable to the Company. If adequate funds are not available to us, we believe that our business development will be adversely affected.

At the end of the four-month period ended August 31, 2004, the Company had cash available in the amount of $31,910, and $0 in accounts receivables. This cash will be used to fund operations until approximately end of October 2005. During the period prior to October 2005, the Company may need to seek additional funding in the form of equity or debt. For the period, we had a net loss of $11,193.

Our future capital requirements will also depend on one or more of the following factors:

  - market acceptance of our services;
  - competing  services and market developments; and
  - the costs of commercializing our services.

There can be no assurance that funding will be available on favorable terms to permit successful commercialization of our wine storage and cellaring services or that we will be successful in our business operations.

In addition, we have no further credit facility or other committed sources of capital. We may be unable to establish credit arrangements on satisfactory terms, if at all. If capital resources are insufficient to meet our future capital requirements, we may have to raise additional funds to continue development of our website. There can be no assurance that the funds will be available on favorable terms, if at all.

To the extent that additional capital is raised through the sale of equity and/or convertible debt securities, the issuance of the securities will likely result in dilution to our shareholders.

Until such time as our website and wine storage and cellaring facility are fully developed, we do not expect to have any significant revenues from our operations. We anticipate that if our website and our wine storage and cellaring facility become fully operational, of which there can be no assurance, we will generate revenues from visitors to the website, and through the sale of advertisements. There is no assurance that we will be successful in the marketing our wine storage services. We have no other proposed sources of revenue. Therefore, if we are not successful in this regard, we will be unable to achieve revenues under our current business plan.

If our Company or its management receives proceeds from the sales of the securities by the selling security shareholders, which neither the company nor its management has any intent to do, those persons may have conducted an illegal distribution of our securities and may be deemed underwriters. Accordingly, they will have liability for any material misrepresentations or omissions in this document and otherwise in the offer and sale of securities.

We do not anticipate significant research and development expenses over the next twelve months. We do not expect to purchase or sell any plant and significant equipment or make any significant changes in the number of employees over the next twelve months.

CRITICAL ACCOUNTING POLICIES

Revenue Recognition. We recognize revenue in compliance with Staff Accounting Bulletin 101, Revenue Recognition in Financial Statements (SAB 101), as revised by Staff Accounting Bulletin No. 104, Revenue Recognition (SAB 104).SAB 101 and SAB 104 detail four criteria that must exist before revenue is recognized:

            1. Persuasive evidence of an arrangement exits. Prior to shipment of product, we require a signed purchase order and, depending upon the customer, a down payment toward the final invoiced price or full payment in advance with certain international product distributors.

            2. Delivery and performance have occurred. Unless the purchase order requires specific installation or customer acceptance, we recognize revenue when the product ships. If the purchase order requires specific installation or customer acceptance, we recognize revenue when such installation or acceptance has occurred. Title to the product passes to the customer upon shipment. This revenue recognition policy does not differ among the various different product lines. We guarantee the functionality of its product. If our product does not function as marketed when received by the customer, we either make the necessary repairs on site or have the product shipped to us for the repair work. Once the product has been repaired and retested for functionality, it is re-shipped to the customer. We provide warranties that generally extend for one year from the date of sale. Such warranties cover the necessary parts and labor to repair the product as well as any shipping costs that may be required. We maintain a reserve for estimated warranty costs based on its historical experience and management's current expectations.

            3. The sales price is fixed or determinable. The purchase order received from the customer includes the agreed-upon sales price. We do not accept customer orders, and therefore do not recognize revenue, until the sales price is fixed.

            4. Collectibility is reasonably assured. With limited exceptions, we require down payments on product prior to shipment. In some cases, we require payment in full prior to shipment. We also perform credit checks on new customers and ongoing credit checks on existing customers. We maintain an allowance for doubtful accounts receivable based on historical experience and management's current expectations.

Recoverability of Goodwill and Other Intangible Assets. Our intangible assets consist of goodwill, product and technology rights, engineering and design costs, and patent costs. Intangibles with a determined life are amortized on a straight-line basis over their determined useful life and are also evaluated for potential impairment if events or circumstances indicate that the carrying amount may not be recoverable. Intangibles with an indefinite life, such as goodwill, are not amortized but are tested for impairment on an annual basis or when events and circumstances indicate that the asset may be impaired. Impairment tests include comparing the fair value of a reporting unit with its carrying net book value, including goodwill. To date, our determination of the fair value of the reporting unit has been based on the estimated future cashflows of that reporting unit.

Allowance for Doubtful Accounts. We record an allowance for doubtful accounts to offset estimated uncollectible accounts receivable. Bad debt expense associated with the increases in the allowance for doubtful accounts is recorded as part of general and administrative expense. Our accounting policy generally is to record an allowance for receivables over 90 days past due unless there is significant evidence to support that the receivable is collectible.

General

The following Management's Discussion and Analysis of Financial Condition and Results of Operations, contains forward-looking statements, which involve risks and uncertainty. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors discussed in this section. Our fiscal year is from January 1 through December 31.

Effect of Inflation and Foreign Currency Exchange

We have not realized a reduction in the price of our services as a result of domestic inflation. Nor have we experienced unfavorable profit reductions due to currency exchange fluctuations or inflation with our foreign customers. All sales transactions to date have been denominated in U.S. Dollars. However, we pay our lease for storage space in Canadian dollars. The current exchange rate is US$1.00=Cdn$1.20 at November 9, 2004.

Impact of New Accounting Pronouncements

In November 2003, the EITF reached a consensus on Issue No.00-21, Revenue Arrangements with Multiple Deliverables. EITF Issue No. 00-21 provides guidance on how to account for certain arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF Issue No. 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of EITF Issue No. 00-21 did not have a material impact on our operating results or financial condition.

In December 2003, the FASB issued Interpretation No. 46 ("FIN 46R") (revised December 2003), Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51 ("ARB 51"), which addresses how a business enterprise should evaluate whether it has a controlling interest in an entity though means other than voting rights and accordingly should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46 (FIN 46), which was issued in January 2003. Before concluding that it is appropriate to apply ARB 51 voting interest consolidation model to an entity, an enterprise must first determine that the entity is not a variable interest entity (VIE). As of the effective date of FIN 46R, an enterprise must evaluate its involvement with all entities or legal structures created before February 1, 2003, to determine whether consolidation requirements of FIN 46R apply to those entities. There is no grandfathering of existing entities. Public companies must apply either FIN 46 or FIN 46R immediately to entities created after January 31, 2003 and no later than the end of the first reporting period that ends after March 15, 2005. The adoption of FIN 46 had no effect on our consolidated financial position, results of operations or cash flows.

In April 2003, FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS 133,Accounting for Derivatives and Hedging Activities. SFAS 149 is generally effective for derivative instruments, including derivative instruments embedded in certain contracts, entered into or modified after August 31, 2003. The adoption of SFAS 149 did not have a material impact on our operating results or financial condition.

In May 2003, the FASB issued SFAS 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those financial instruments were classified as equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. On November 7, 2003, FASB Staff Position 150-3 was issued, which indefinitely deferred the effective date of SFAS 150 for certain mandatory redeemable non- controlling interests. As we do not have any of these financial instruments, the adoption of SFAS 150 did not have any impact on our financial statements.

In December 2003, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition. SAB 104 revises or rescinds portions of the interpretive guidance included in Topic 13 of the codification of staff accounting bulletins in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The adoption of SAB 104 did not have a material effect on our results of operations or financial position.

We are a development stage corporation and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we complete the development of our website and begin selling our advisory services to our target market. We believe the technical aspects of our website will be sufficiently developed to use for our operations 90 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. Even assuming we raise the maximum amount of money in this offering, of which there can be no assurance, we do not know how long the money will last; however, we anticipate it will last twelve (12) months. The proceeds from this offering, up to the maximum amount, will be used for website development; marketing and advertising; attending trade shows; and working capital. If we raise the maximum amount, we will seek to enhance the quality of the website and promote our website to more potential advertisers. We will not seek to expand our operations, as described, until we raise money from this offering.

We have only one officer and director. He is responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

PLAN OF OPERATION

Assuming we raise the maximum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

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

Upon completion of our public offering, our specific goal is to profitably sell our services on our Internet website to wine buyers and collectors. We intend to accomplish the foregoing through the following milestones:


1. Complete our public offering. We believe that we will raise sufficient capital to expand our operations. We believe this could take up to 90 days from the date the Securities and Exchange Commission declares our offering effective. We will continue operations while we await SEC clearance and receipt of proceeds. We intend to concentrate significant efforts on raising as much capital as we can during this period.

2. After completing the offering, we will immediately begin to market our services and improve our website. We intend to hire one IT employee. Our sole officer and director will handle our administrative duties. A breakdown of the cost of operating our office is set forth in the Use of Proceeds section of this prospectus.

3. After we have completed our offering, we plan to attend industry trade shows that are oriented towards meeting new prospects and customers and creating opportunities for us to develop important relationships with wine industry and storage companies in the western U.S. and Canada. Once we have completed our public offering we will also hire an outside web designer (IT) to begin further development of our website. We anticipate the services of an IT person will cost $18,000 for a period of six (6) months (full time employee or independent contractor), and then $500 per month thereafter for upkeep and maintenance, which will be ongoing during the life of our operations. The negotiation of additional alliances with other wine storage service providers and the development of our website will be ongoing during the life of our operations. As more customers are added and as our customer database expands, we will have to be continually upgrading the website. We believe that it will cost up to $10,000 ($9,000 for an IT person for 90 days/3 months, plus $1,000 in expenses) in order to have our website fully developed and operational and to have our database ready to receive information. Both the initial operation of the website and the database is anticipated to be ready within 90 days from the completion of our public offering. If we are successful in establishing alliances with wine industry related companies, we will up-grade our website to add such alliances. As our customer base increases we will up-grade the database. Both upgrades will be ongoing during the life of our operations.

4. As soon as our website is upgraded, which will be approximately 90 days from the completion of our public offering, we will begin to market our website in the western United States and Canada and through traditional sources, such as trade magazines, conventions and conferences, newspaper advertising, telephone directories and flyers/mailers. We also intend to attend tradeshows and conferences. We intend to target wine consumers and collectors to become potential users of our storage services. We may utilize inbound links that connect directly to our website from other sites. Potential clients can simply click on these links to become connected to our website from search engines and community and affinity sites. We believe that it will cost a minimum of $24,000 for our marketing campaign over the next 12 months. If we raise the maximum amount of proceeds from the offering, we will devote an additional $50,000 to our marketing program, for a total of $74,000. Marketing is an ongoing matter that will continue during the life of our operations. We also anticipate that we should begin to see results from our marketing campaign within 30 days from its initiation.

5. Our marketing program will also include sourcing out clients to use our services. This process will start as soon as our offering has been completed and will be ongoing during the life of our operations. Sourcing potential clients may consist of telephone surveys and may contain questions that would "qualify" the potential clients. It will also involve research into existing databases available via the Internet to target and extract the applicable names and contacts to create our own customized database. We intend to look into the databases of wine-related trade journals, business magazines, newspapers, trade magazines as well as telephone directories. The cost to source and analyze all of the material to identify suitable candidates to develop and maintain the database is estimated to be $5,000 to $10,000.

6.

If we are unable to negotiate suitable arrangements with wine-related suppliers or vendors to advertise on our website or allow us to represent their companies, or if we are unable to attract clients to use our wine storage services, we may have to suspend or cease operations.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have only generated small revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

To become profitable and competitive, we have to locate and negotiate agreements with wine collectors to allow us store their wines on a fee basis. We are seeking equity financing to provide for the capital required to implement our operations.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS

FROM INCEPTION ON APRIL 5, 2004 TO AUGUST 31, 2004

During the period we incorporated the company, hired the attorney, and hired the auditor for the preparation of this Registration Statement. We have prepared an internal business plan. We have acquired the domain name "yourwinewizard.com." Our loss since inception is ($11,193). We have only recently started our business operations and have one (1) customer for our services, which generated revenues of $1,085, and we have contracted for the full capacity of our current wine storage facility in Burnaby, B.C. We are currently looking for additional storage space in the Burnaby, B.C. area.

Since inception, we sold:

(a) 985,600 shares of restricted Common Stock to our sole officer and director for $985.60 in cash, or $.001 per share, which were forward split on the basis of 20.3 for 1, resulting in 20,007,680 shares;

(b) 2,000,000 shares of restricted Common Stock to 2 private investors for $20,000 in cash, or $.01 per share; and

(c) 81,000 shares of restricted Common Stock to 69 private investors for $16,200 in cash, or $.20 per share.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we are unable to successfully attract customers and negotiate strategic alliances or if we are unable to attract enough clients to utilize our wine storage services, we may quickly use up the proceeds from the money from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the maximum amount of money from this offering, it will last 12 months. Other than as described in this paragraph, we have no other financing plans.

As of August 31, 2004, we have only generated $ 1,085 in revenues from our business operations.

We issued 22,088,680 shares of common stock through a Section 4(2) offering in April 2004. This was accounted for as a sale of common stock.

As of August 31, 2004, our total assets were $34,608 and our total liabilities were $8,615, comprised of $2,500 in accounts payable and $6,115 in unearned revenues. As of August 31, 2004, we had cash of $31,910.

DESCRIPTION OF BUSINESS

COMPANY OVERVIEW.

We were incorporated in the State of Nevada on April 5, 2004, for the purpose of providing consulting services to businesses, and engaging in any other lawful activity. The Company's principal address is 7630 Winston Road, Burnaby, B.C. V5A 2H4. W.S. Industries, Inc. has been in the developmental stage since inception and has nominal operating history and revenues.

PRINCIPAL PRODUCTS AND SERVICES

We currently have a web site at the URL WWW.YOURWINEWIZARD.COM. We have registered a domain name, and have a hosting service for WWW.YOURWINEWIZARD.COM. We currently lease a wine storage facility for our wine storage services.

On June 1, 2004, we entered into a wine storage facility lease agreement with 655992 B.C. Ltd., a British Columbia corporation, whereby we leased 265 square feet of cold beverage storage space for a term of one (1) year. The monthly rental is Cdn$500.00. The space is contained in a large cold beverage storage facility located at 7630 Winston Road, Burnaby, B.C. V5A 2H4. The lease is renewable from year to year at the same rental rate.

On July 5, 2004, we entered into a rental agreement for our entire 265 square feet of storage space. The term of the lease is for one (1) year, and the monthly rental is US$600.00.

Our Company and website provide services, information and resources concerning fine wine storage and cellaring to the general public, but our target audience is wine collectors, enthusiasts, condo and home owners, specialty stores, tasting clubs and societies and restaurateurs throughout British Columbia, Canada and the U.S. The Company's wine storage facility provides a private, secure, temperature and humidity controlled space for the storage, preservation and aging of wines.

The website is intended to provide interested parties with the opportunity to obtain information and resources dealing with wine storage, and, of course, the wine storage services we provide. Through our website, the user will find information on such topics and issues as the important elements that are associated with proper wine storage and cellaring and the preservation and aging of fine wines. In addition, the user will find links to other related articles and resources of interest concerning wines and wine storage.

Through our website, we offer access to information on our wine storage services. Currently, we offer a wine storage service for the storage of cases and boxes of wine. The price for this service is currently US$2.50 per case/box of wine (12 bottles) per month. In addition, we intend to look for additional business opportunities related to wine storage, cellaring, refrigeration and racking systems and other related products or services in an effort to identify additional wine storage related services that we may be able to include in the services we offer or, perhaps, products for which we could act as a distributor and offer to consumers at retail prices from our website. To date, we have not commenced any efforts to look for, nor have we identified any additional services or products to offer.

SERVICES

We believe our services are suitable for, and have been structured to attract those persons seeking to find a wine storage and cellaring solution for their wine collections.

Our services may be paid for by debit or credit card, or paid by cashier's check or money order.

The information on our website is intended to introduce potential consumers to the wine storage process and our services.

We plan to process orders online by credit card or cybercash systems (such as PayPal), and in person or through the mail by check or money order. We can take orders online and we currently are developing the ability to process online orders. In addition, we intend to research the possibility of incorporating additional functions into our web site to make it more user friendly and provide additional services. We are planning to upgrade our web site and services in the next 12 months. We have not yet commenced any activities regarding research, nor taken any steps toward our anticipated upgrades.

Our website content currently consists of information relating to the wine industry, and in particular, content dealing with wine storage and cellaring, and related issues. More expansive and detailed information may be developed in the future.

WINE STORAGE AND CELLARING

We believe the issues of wine storage and aging of wines is confusing to many consumers. We intend to provide information to consumers in an effort to help simplify these issues and will seek to provide useful, easy-to-read information to help educate persons interested in the proper storing and aging of wine. Our plan is to familiarize the potential client who visits our web site with basic, simplified information regarding the need for wine storage and the need for the Company's wine storage services.

WEBSITE

Currently our website is developed and operating. Upon completion of our public offering, we intend to hire an outside internet technology provider ("IT") to further develop our website. We anticipate the IT provider we hire will provide the following services and products for the website: disk space, bandwidth, 155 mbit backbone, pop mailboxes, e-mail forwarding, e-mailing aliasing, auto responder, front page support, unlimited FTP access, hotmetal/miva script, shopping cart, secure transactions signio support and cybercash support. We anticipate the foregoing will allow us to better transact the sale of our services, promote our services in an attractive fashion, and communicate with our clients on-line.

We will seek to make WWW.YOURWINEWIZARD.COM the virtual business card and portfolio for our company, as well as its online "home." We intend to make our website the showcase for the services we provide. Currently, we only have two customers and there is no assurance we will ever have any additional customers.

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

Our website is intended be a simple, well-designed site that is in keeping with the latest trends in user interface design. We believe that a site that is too flashy or tries to use too much of the latest Shockwave or Flash technology can be overdone and cause potential clients to look elsewhere. We believe that, to the prospective clients we intend to target, time is valuable and a website that takes too long to load or is difficult to navigate may not appeal to them.

We believe the lack of financial security on the Internet has been hindering economic activity. To ensure the security of transactions occurring over the Internet, U.S. federal regulations require that any computer software used within the United States contain a 128-bit encoding encryption, while any computer software exported to a foreign country contain a 40-bit encoding encryption.

There is uncertainty as to whether the 128-bit encoding encryption required by the U.S. is sufficient security for transactions occurring over the Internet. Accordingly, there is a danger that any financial (credit card) transaction via the Internet will not be a secure transaction. We are now considering risks, such as the loss of data or loss of service on the Internet from technical failure or criminal acts, in developing our future system specifications and in designing the security precautions in our website. There is no assurance that such security precautions will be successful.

The Internet is a worldwide medium of interconnected electronic and/or computer networks. Individuals and companies have recently recognized that the communication capabilities of the Internet provide a medium for not only the promotion and communication of ideas and concepts, but also for the presentation and sale of information, goods and services.

MARKETING STRATEGY

We intend to seek strategic alliances with wine sellers and distributors in various markets in the northwestern United States to promote their products on our website. We intend to charge a fee for predetermined alliance periods. We intend to offer direct advertising of our services, including flyers and promotional material, that we create for distribution by mailing and handouts at trade shows and retail outlets.

We plan to attend industry trade shows that are oriented towards creating opportunities for us to develop important strategic alliances with wine sellers and collectors in the US and Canada. We believe trade shows may create opportunities to meet and network with hundreds of wine customers and collectors.

Initially, we will contact major wine sellers and distributors in an effort to attract initial customers and strategic partners. We also intend to attempt to attract and add new clients through our website.

Other methods of communication are expected to include:

* Email mailings - regular e-mailings to potential customers with updated company information and special offers
*    Direct mail - brochures and newsletters
* Informal marketing/networking - activities such as joining organizations or attending tradeshows and conferences.

Customer-based marketing will include:

*    Emphasizing repeat sales to clients who have used our storage services;
* Exploring additional sales tactics to increase the total revenue per client through the sale of additional storage area;
*    Additional sales facilitated by links to our website; and
*    Strategic partnerships, such as cooperative advertising.

WEBSITE MARKETING STRATEGY

Web marketing will start with our known wine industry contacts whom we will ask to recommend our site. We will continue the strategy with long-term efforts to develop recognition in professional forums. We will seek to attract traffic to our website by a variety of online marketing tactics, such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.

ANTICIPATED REVENUE

Initially, we anticipate that we will be able to generate revenue from three sources:
         1. Term Fee - By charging a fee for a given term from various suppliers who link with our website to advertise or promote their products or services;
         2. Storage Fee - By charging a fixed fee to all customers for storage of their wines in our storage facilities

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

         3. Advertising Fee - By charging a fee to suppliers who advertise their products or services on our website.

We intend to develop and maintain a database of all our clients so that we can anticipate various wine storage needs and continuously build and expand our services.

There is no assurance that we will be able to interest professional wine industry companies in promoting their products and services on our website or in promotional materials.

MARKETING AND SALES

We plan to market our services through our website and provide our wine storage service at our current facility in Burnaby, B.C. As of the date of this registration statement, we have an Internet service provider, web site developer and a basic web site, all of which we believe are necessary to execute our plan of business. We also plan to market our services through e-mail advertising, direct mail and direct sales of our services. We have not conducted any market testing to determine the nature, extent or characteristics of the market for our services. And we have not yet commenced our marketing activities. We intend to commence marketing activities within the next six (6) months, and intend to spend $2,000 per month on marketing for a period of 12 months.

NEW PRODUCTS OR SERVICES.

Other than the services described in this registration statement, we currently have no new products or services planned, announced or planned to be announced to the public.

COMPETITIVE BUSINESS CONDITIONS

We will face competition from all segments of the wine and wine storage business and industry. We will compete with wine storage and other storage-related companies that have superior wine-related and storage experience and/or services which they now, or may, in the future, offer to their potential or existing customers. Many of these companies have other sources of revenues and possess resources far greater than ours, and we currently must rely only on our current capital, funds raised in this offering, and the fees generated through our wine storage services to compete. In addition, these companies may have better marketing and distribution channels. There can be no assurance we will be able to compete effectively in this highly competitive industry, which could have a material adverse impact upon market acceptance and the anticipated success of our business.

The main, existing and potential competitors for our wine storage business include any business in the wine or storage business or distribution of wine and/or related storage services, refrigeration and racking system product business, and general storage businesses. The following are the websites of some of the competitor companies currently offering wine storage and related information: Vancouver Wine Vault Inc. - - WWW.WINEVAULT.CA, Urban Cellars WWW.URBANCELLARS.CA, Iron Gate Cellarge Inc. WWW.IRONGATEWINE.COM, Fine Wine Reserve Inc. www.finewinereserve.com.

OUR COMPETITIVE POSITION

We  believe   competition  takes  place  on  many  levels,   including  pricing,
convenience in obtaining information, specialization, and nature of services offered. We intend to serve as a content aggregator for wine storage related information on the Internet, and we will seek to provide what we believe is an unbiased comprehensive information source, as well as marketplace and facilitator for wine storage-related information, together with our services.

Our objective is to provide information on our website that helps the consumer cut through the complex and confusing information available on the internet, and in other locations and sources, concerning wine storage and aging of wine, and seek to assist consumers in making a decision to use wine storage services and facilities. We will also seek to provide interested consumers who come to our web site with information from which they can make a better-informed decision regarding the storage of wines and whether the services we offer are appropriate for them.

Within the industry, we will attempt to brand our website WWW.YOURWINEWIZARD.COM as the consumer's partner in his or her search for the most reliable wine storage service and wine storage information source. We will attempt to provide the consumers with a one-stop shopping destination where they can access information and decision support tools, such as any related news on topics relating to wine storage. However, we have no assurance we will be successful in differentiating ourselves from our competitors, or that we will be successful in providing acceptable services or competing in the marketplace for our services. We will be using the internet to advertise our services, by paying other websites to place a link to our website on their website. We anticipate the cost of this form of advertising will cost approximately a total of $6,000 over the next 12 months.

By offering a specialized wine storage and information service, we intend to target those consumers who are looking for wine storage information and a wine storage service. We believe that consumers will pay for a service that is specialized, unbiased and comprehensive and one that helps them cut through the confusion of the subject and help them confidentially and quickly make an informed decision whether the wine storage services offered are appropriate for them.

We expect our operations will depend on a number of third parties over which we will have limited or no control. Specifically, we do not own an Internet gateway, but instead, we rely on a third-party, independent and unrelated Internet Service Provider to host our website. We may experience interruptions in our website connection and our telecommunications access due to our reliance upon third parties. This could result in loss of business and revenues. We use software that is dependent on an operating system, database and server software developed and produced by and licensed by independent third parties. We may discover errors and defects in this third party software and rely on the third parties to correct these errors and defects in a timely manner. Accordingly, continuous or prolonged interruptions in our website connection or in our telecommunications access may have an adverse effect upon consumer perception of our ability to provide information and/or services in a timely and efficient manner.

A party who is able to circumvent our security measures could misappropriate proprietary information and/or access our customers' wine storage information and data. We may be required to expend significant capital and other resources to protect against security breaches or to alleviate problems caused by breaches. Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of the Internet generally, and the World Wide Web in particular, especially as a means of conducting commercial transactions. To the extent that our future activities or those of third-party contractors whom we may use involve the storage and transmission of proprietary information, such as a customer's wine storage-related information and data and credit card numbers, security breaches could expose us to a risk of loss or litigation. There can be no assurance that we will be able to implement security measures that will prevent security breaches.

SOURCES AND  AVAILABILITY  OF RAW  MATERIALS

We do not require any raw materials for our business.

As of the date of this registration statement, we have entered into a lease for one storage facility with wine storage equipment. We have entered into a one-year agreement for this facility. We will use some of the proceeds of this offering to locate and establish one or more additional storage facilities. Rather than purchase and install the necessary storage equipment in a facility, we intend to locate such an existing storage facility and lease space from them, similar to the arrangement we have established for our current facility in Burnaby, B.C.

CUSTOMER BASE

As of the date of this registration statement, we have two (2) customers, which lease all of our wine storage capacity in our Burnaby, B.C. facility. We are assuming that, if we are able to establish a broad customer base in the future, we will not have to depend on one or a few major customers for our revenues. There can be no assurance that this assumption is correct.

Our intended principal market of customers is expected to be those seeking to find managed, safe and secure wine storage and cellaring solutions for their wine collections, or those who are in need of additional wine storage and cellaring space to either replace, complement or supplement their existing wine storage needs.

The market segments that we believe would use our fine wine storage and cellaring facilities for their personal, commercial or investments use are wine enthusiasts who are condo and home owners, wine specialty stores, wine tasting clubs and societies and restaurateurs.

We intend to target this market using internet advertising and promotion of our website through links on other websites, which we currently anticipate will cost us approximately $2,000 over the next 12 months. We do not feel that the costs to advertise and market through the internet is a barrier to our entry. We have not performed any marketing studies to assess whether a potential market exists for our proposed services, but we believe that there is such a market based on the existence of other wine storage and related product companies offering their services on the internet and the number of articles about fine wine storage and wine aging and management has seen in the media. We do not intend to perform any marketing studies prior to beginning operations. Based on the costs of similar services, we believe we can sustain a market for our services.

INTELLECTUAL PROPERTY

We do not have any trademarks, patents, licenses, royalty agreements, or other proprietary interests, except for the web domain name: WWW.YOURWINEWIZARD.COM.

GOVERNMENTAL REGULATION ISSUES

We are not now affected by direct government regulation. Based on our research, we do not believe the services we offer require approval from the Food and Drug Administration. However, we are affected by laws, rules and regulations directly applicable to access to or commerce on the Internet generally. However, due to increasing usage of the Internet, a number of laws and regulations may be adopted relating to the Internet, covering user privacy, pricing, and characteristics and quality of products and services. Furthermore, the growth and development for Internet commerce may prompt more stringent consumer protection laws imposing additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of the Internet, which, in turn, could decrease the demand for Internet services and increase the cost of doing business on the Internet. These factors may have an adverse effect on our business, results of operations and financial condition.

Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties. We will not provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products.

Moreover, the interpretation of sales tax, libel and personal privacy laws applied to Internet commerce is uncertain and unresolved. We may be required to qualify to do business as a foreign corporation in each state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties. Any existing or new legislation or regulation, including state sales tax, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations and financial condition.

We are not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs. In addition, because our advisory services are available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. We are qualified to do business only in Nevada. Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse affect on our business, results of operations and financial condition.

Other than the foregoing, no governmental approval is needed for the sale of our advisory services.

RESEARCH AND DEVELOPMENT

To date, we have not undergone any research and development, except that required to establish our website.

ENVIRONMENTAL LAW COMPLIANCE

To the extent which environmental compliance may be necessary, we do not anticipate any significant compliance expense.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

EMPLOYEES.

Our only employees at the present time are our officers and directors, who will devote as much time as they determine is necessary to carry out the business of the Company.

REPORTS TO SECURITY HOLDERS.

After the effective date of this registration statement, we will be a reporting company under the requirements of the Exchange Act and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

Copies of the material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

DESCRIPTION OF PROPERTY

We do not own any real property at this time, and we conduct our business from a small office space in the same building where we lease our wine storage facility located at 7630 Winston Street, Burnaby, B.C. Canada V5A 2H4. The monthly rent for the office space is included in our facility rent.

The Company believes that existing office facilities are adequate for its needs through October 2005. Should the Company require additional space at that time, or prior thereto, the Company will attempt to secure space on commercially reasonable terms and without undue operational disruption. However, the Company has leased out all available cold storage facility space at the Burnaby storage facility and is currently seeking additional storage facilities to lease from third parties.

MANAGEMENT

(a) Directors and Executive Officers

As of October 31, 2004, our executive officers and directors, their ages and their positions are set forth below:

Name                   Age        Position

James F. Dempsey       51         President, Chief Executive Officer,
                                  Secretary, Treasurer, C.F.O. and Director

James F. Dempsey has been the sole officer and director of the company since inception. From 1993 to 1995, he was self-employed as a real estate agent, and from 1995 to present has been employed by Remax as a real estate agent, in Vancouver, B.C. From 1980 to 1993, he was a commercial helicopter pilot.

The directors are elected for one-year terms that expire at the next annual meeting of shareholders. Executive officers are elected annually by the Board of Directors to hold office until the first meeting of the Board following the next annual meeting of shareholders and until their successors have been elected and qualified.

BOARD MEETINGS AND COMMITTEES

The Board of Directors held a total of two meetings during the period from inception through October 31, 2004. No director attended fewer than 75% of all meetings of the Board of Directors during this period. The Company has no committees.

EXECUTIVE COMPENSATION

No executive compensation has been paid since our inception.

DIRECTOR COMPENSATION

Directors will not receive compensation for their services, but will be reimbursed for all expenses incurred in attending a Board of Directors' meeting.

EMPLOYMENT AGREEMENTS

We have not entered into any employment agreements with any person or party.

LIMITATION OF LIABILITY AND INDEMNIFICATION

We incorporated in Nevada, in part, to take advantage of certain provisions in Nevada's corporate law relating to limitations on liability of corporate officers and directors.

(b) Significant Employees.
Other than James F. Dempsey, there are no current employees who are expected to make a significant contribution to our corporation.

(c) Family Relationships.
There are no family relationships among our officers, directors, or persons nominated for such positions.

(d) Legal Proceedings.
The Company is not a party to any legal proceeding, nor are we aware of any pending or threatened legal proceeding against us or any officer or director which might be material to an evaluation of our management or have any potentially adverse effect upon the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our common stock as of October 31, 2004 for (i) each executive officer (ii) each director, (iii) each person known to us to be the beneficial owner of more than 5% of the outstanding shares, and (iv) all directors and officers as a group.



                                                                           Number of Shares        Percentage of
                                  Number of          Percentage of         After Offering          Ownership After
                                  Shares             Ownership             Assuming all of         the Offering
Name and Address                  Before the         Before the            the Shares are          Assuming all of the
Beneficial Owner (1)(2)           Offering           Offering              Sold                    Shares are Sold

James F. Dempsey                  20,007,680         90.58%                  20,007,680                86.65%
Vancouver, B.C.


(1) The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct stock holdings. Mr. Dempsey is the only "promoter" of our company.

(2)        Each shareholder has sole and direct ownership of his shares.


All the shares listed above were acquired by the holders in March 2004 and are restricted pursuant to Rule 144.

All Officers and Directors as a Group 20,007,680- Direct ownership of 91% (approx.) (1Individual).

(c) Changes in Control.

There are currently no arrangements, which would result in a change in control of the Company.

Our principal stockholder, James F. Dempsey, currently, owns approximately 91% of our common stock based on shares issued to him as full consideration for his payment of organizational expenses. As a result, he will have significant influence over all matters requiring approval by our stockholders, and will not require the approval of the minority stockholders in order to take any action. In addition, Mr. Dempsey will be able to elect all of the members of our Board of Directors, allowing him to exercise significant control of our affairs and management. In addition, Mr. Dempsey may affect most corporate matters requiring stockholder approval by written consent, without a duly-noticed and duly-held meeting of stockholders. In essence, Mr. Dempsey controls our Company and your vote is of little importance or consequence.

CERTAIN TRANSACTIONS

Other than the sale of shares to our officers and directors, we have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons. We are not a subsidiary of any other company. Our President, founder and Director, James F. Dempsey, was our only promoter. Mr. Dempsey provided organizational services and cash in the sum of $985.60 for his 20,007,680 shares of Common Stock.

Future transactions, if any, will be approved by a majority of the disinterested members and will be on terms no less favorable to us than those that could be obtained from unaffiliated parties.


DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 25,000,000 shares of common stock, $.001 par value per share, of which 22,088,680 shares were issued and outstanding as of October 31, 2004. On May 31, 2004, the Company forward split its common stock on the basis of 20.3 new shares for 1 old share.

The following is a summary of the material terms and provisions of our capital stock. Because it is a summary, it does not include all of the information that is included in our certificate of incorporation. The text of our certificate of incorporation, which is attached as an exhibit to this registration statement, is incorporated into this section by reference.

COMMON STOCK

Voting Rights. The holders of our common stock will have one vote per share and are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority or, in the case of election of directors, by plurality of the votes cast at a meeting at which a quorum is present and voting together as single class, subject to any voting rights granted to the holders of any then outstanding preferred stock.

Dividends. Holders of common stock are entitled to receive any dividends declared by our board of directors, subject to the preferential rights of any preferred stock then outstanding. Dividends consisting of shares of common stock may be paid to holders of shares of common stock.

Other Rights. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled preferential to share ratably in any assets available for distribution to holders of shares of common stock. No holders of shares are subject to redemption or have preemptive rights to purchase additional shares of common stock.

Transfer Agent and Registrar. Our transfer agent and registrar for our common stock is Stalt, Inc., Incline Village, NV.

SHARES ELIGIBLE FOR FUTURE SALE.

The 1,000,000 shares of common stock registered for sale in this offering will be freely tradable without restrictions under the Securities Act. No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder. The remaining 22,088,680 of our outstanding shares are held by an affiliate, who is our sole officer and director: Mr. Dempsey owns 22,088,680 shares, all of which have been held since April 8, 2004.

After this offering, and assuming we sell all 1,000,000 shares offered, of which there can be no assurance, we will only have 1,911,320 shares available for issuance. We currently have no plans for the issuance of these remaining shares, but it is likely we would have to amend our Articles of Incorporation to increase the authorized shares in the event we need to raise additional funds through an equity offering in the future.

In general, under Rule 144, as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding any sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale.

The 22,088,680 outstanding restricted securities held by Mr. Dempsey, the sole director and officer of the company, are subject to the sale limitations imposed by Rule 144. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.


PLAN OF DISTRIBUTION BY THE COMPANY; TERMS OF THE OFFERING

We are offering the 1,000,000 shares on a "best efforts" basis directly through our sole officer and director, James F. Dempsey, who will not receive any commissions or other remuneration of any kind for selling shares in this offering, other than reimbursement of offering expenses, if any, incurred by him. This offering will commence promptly after the effectiveness of the registration statement of which this prospectus is a part. This offering will be made on a continuous basis for a period of 90 days. We may terminate this offering earlier if we sell all of the shares being offered or we decide to cease selling efforts.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. Consequently, there may be less due diligence performed in conjunction with this offering than would be performed in an underwritten offering. In an underwritten offering, the underwriter and its team of professional advisors, including attorneys, accountants, engineers and other professionals, conduct a due diligence inquiry by reviewing a large volume of documentary materials in a company's files. The materials reviewed include corporate documents, financial statements and tax returns, engineering reports, market studies and reports, copies of all patents, licenses and trademarks, and all material contracts. This due diligence review is designed to bring to the underwriter's attention all material facts concerning the company. Because this offering is self underwritten and does not involve a due diligence review by an underwriter, there is a greater risk to an investor of this prospectus containing material errors and omissions.

We may sell shares from time to time in one or more transactions directly by us or, alternatively, we may offer the shares through brokers or sale agents, who may receive compensation in the form of commissions or fees. We may enter into agreements with sales agents to assist us in identifying and contacting potential investors. Under these agreements, we may agree to pay these sales agents fees based on a percentage (not exceeding 10%) of the aggregate purchase price of shares sold by us to the investors identified and contacted by these sales agents. We may also agree in some cases to reimburse these sales agents for out-of-pocket expenses incurred in connection with their engagement. Any broker, dealer or sales agent that participates in the distribution of shares may be deemed to be an underwriter, and any profits on the sale of the shares by any such broker, dealer or sales agent and any commissions and fees received by any such broker, dealer or sales agents may be deemed to be underwriting compensation under the Securities Act of 1933.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states. To comply with the securities laws of certain jurisdictions, as applicable, the shares may be required to be offered and sold only through registered or licensed brokers or dealers. If such registered or licensed brokers or dealers are engaged, the total commission and fees paid to such brokers and dealers in connection with the sale of shares will not exceed 10% of the selling price of the shares.

In connection with his selling efforts in the offering, Mr. Dempsey will not register as a broker-dealer, pursuant to Section 15 of the Securities Exchange Act of 1934, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. The conditions to obtaining this exemption include the following:

         None   of   the   selling   persons   are   subject   to  a   statutory
         disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of participation;

         None of the selling persons are compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

         None of the selling persons are, at the time of participation, an associated person of a broker or dealer, and

All of the selling persons meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A)primarily perform or are intending primarily to perform at the endof the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities, and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and (C) do not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on this rule.

Mr. Dempsey may have assistants who may provide ministerial help, but their activities will be restricted to the following:

Preparing written communications and delivering such communications through the mails or other means that does not involve oral solicitation of potential purchasers, provided that such written communications have been approved by us.

Responding to inquiries of potential purchasers in communications initiated by potential purchasers, provided that the content of such communications is limited to information contained in our registration statement; or

Performing ministerial and clerical work in effecting any transaction.

We have not established a minimum amount of proceeds that we must receive in the offering before any proceeds may be accepted. We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. We reserve the right to withdraw, cancel or modify this offer and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Any accepted subscriptions will be made on a rolling basis. Once accepted, the funds will be deposited into an account maintained by us and considered our general assets. Subscription funds will not be placed into escrow, trust or any other similar arrangement. There are no investor protections for the return of subscription funds once accepted. Certificates for shares purchased will be issued and distributed by our transfer agent within 10 business days after a subscription is accepted and "good funds" are received in our account. Certificates will be sent to the address supplied in the investor subscription agreement by certified mail.

Our sole officer, director and existing stockholder may purchase shares in this offering and there is no limit to the number of shares he may purchase.

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934 and Rules 15g-1 through 15g-6 promulgated thereunder. These rules impose additional sales practice requirements on broker-dealers who sell out securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document. Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction. Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person's compensation. Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements. The application of the penny stock rules may affect your ability to resell your shares.

James F. Dempsey is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. He has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

We intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

We intend to sell our shares in the states of Washington, Texas and Nevada.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.


OFFERING PERIOD AND EXPIRATION DATE This offering will start on the date of this prospectus and continue for a period of up to 90 days.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any of the 1,000,000 shares offered by the Company in this offering, you must

         1.  execute and deliver a subscription agreement
         2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to W.S. INDUSTRIES, INC.

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.


PLAN OF DISTRIBUTION BY THE SELLING SECURITY HOLDERS

The 2,081,000 shares of our securities offered by this prospectus may be sold by the selling security holders or by those to whom the shares are transferred. We are not aware of any underwriting arrangements that have been entered into by the selling security holders. The distribution of the securities by the selling security holders may be effected in one or more transactions that may take place in the over-the-counter market, assuming a market for our securities exists, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

The fixed price for the offer and sale of the shares shall be $.20 per share until the shares of common stock become quoted on the OTC Bulletin Board or other specified securities exchange.

Any of the selling security holders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling securities holders provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

In addition, the selling security holders and any brokers and dealers through whom sales of the securities are made may be deemed to be "Underwriters" within the meaning of the Securities Act, and the commissions or discounts and other compensation paid to the persons may be regarded as underwriters' compensation.

The selling security holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of the pledges, accounts or loan transactions. Upon default by the selling security holders, the pledge in the loan transaction would have the same rights of sale as the selling security holders under this prospectus. The selling security holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any transfer the transferee would have the same rights of sale as the selling security holders under this prospectus.

In addition to, and without limiting, the foregoing, each of the selling security holders and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling security holders or any other person. Furthermore, transferees who replace selling security holders will need to be named in the prospectus filed as part of a post-effective amendment to this registration statement before they may accede to the rights of the named selling security holder.

There can be no assurances that the selling security holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with. The Company will pay the selling shareholder's expenses in this offering, estimated to be $500.00. Under applicable rules and regulations of the Exchange Act, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of the distribution.

All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the selling securities holders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders' pro rata share of underwriting discounts and commissions which is to be paid by the selling security holders.

EXPERTS

Accountant

Our Audited Financial Statements for the period from April 5, 2004 (inception) to August 31, 2004, have been included in this prospectus in reliance upon Amisano Hanson, Chartered Accountants, 750 West Pender Street, Suite 604, Vancouver, B.C. Canada, V6C 2T7, tel. 604-689-0188, as experts in accounting and auditing.

Attorney

The validity of the shares of common stock in this offering will be passed upon for us by Michael J. Morrison, Chtd., 1495 Ridgeview Drive, Suite 220, Reno, NV, 89509, tel. 775-827-6300.


EXECUTIVE COMPENSATION

No executive compensation has been paid since our inception.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission ("SEC"), a registration statement on Form SB-2 (including the exhibits and schedules thereto) under the Securities Act of 1933, and the rules and regulations promulgated thereunder, for the registration of the common stock offered hereby. This prospectus is part of the registration statement. This prospectus does not contain all the information included in the registration statement because we have omitted certain parts of the registration statement as permitted by the SEC rules and regulations. For further information about us and our common stock, you should refer to the registration statement. Statements contained in this prospectus as to any contract, agreement or other document referred to are not necessarily complete. Where the contract or other document is an exhibit to the registration statement, each statement is qualified by the provisions of that exhibit.

You can inspect and copy the registration statement and the exhibits and schedules thereto at the public reference facility maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549,at prescribed rates.

We will also file annual, quarterly and current reports, proxy statements and other information with the SEC. You can also request copies of these documents, for a copying fee, by writing to the SEC. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov. We will furnish our stockholders annual reports containing audited financial statements for each fiscal year.

            No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

FINANCIAL STATEMENTS








                              W.S. INDUSTRIES, INC.
                          (A Development Stage Company)

                         REPORT AND FINANCIAL STATEMENTS

                                 August 31, 2004
                             (STATED IN US DOLLARS)

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders,
W.S. Industries, Inc.

We have audited the accompanying balance sheet of W.S. Industries, Inc. (A Development Stage Company) as of August 31, 2004 and the related statements of operations, cash flows and stockholders' equity for the period from April 5, 2004 (Date of Incorporation) to August 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of W.S. Industries, Inc. as of August 31, 2004 and the results of its operations and its cash flows for and the period from April 5, 2004 (Date of Incorporation) to August 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.



Vancouver, Canada                                             /s/ Amisano Hanson
September 28, 2004                                         Chartered Accountants

                             SEE ACCOMPANYING NOTES
                              W.S. INDUSTRIES, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                 August 31, 2004
                             (STATED IN US DOLLARS)


                                   ASSETS                               2004
                                                                     __________
Current
   Cash                                                              $   31,910
   Prepaid expenses                                                       1,049
                                                                     __________
                                                                         32,959
Capital assets - Note 3                                                   1,649
                                                                     __________
                                                                     $   34,608
                                                                     ==========

                                   LIABILITIES

Current
   Accounts payable and accrued liabilities                          $    2,500
   Unearned revenue                                                       6,115
                                                                     __________
                                                                          8,615
                                                                     __________


STOCKHOLDERS' EQUITY

Capital stock - Notes 4, 5 and 8
  Common stock, $0.001 par value
   25,000,000 authorized
   22,088,680 issued and outstanding                                      3,067
Additional paid-in capital                                               34,119
Deficit accumulated during the development stage                     (   11,193)
                                                                     __________
                                                                         25,993
                                                                     __________
                                                                     $   34,608
                                                                     ==========
Nature and Continuance of Operations - Note 1
Subsequent Event - Note 8


                             SEE ACCOMPANYING NOTES

                              W.S. INDUSTRIES, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
  for the period from April 5, 2004 (Date of Incorporation) to August 31, 2004
                             (STATED IN US DOLLARS)


                                                                  April 5, 2004
                                                                    (Date of
                                                                  Incorporation)
                                                                  to August 31,
                                                                      2004
                                                                  _____________
Revenue
   Storage rental fee                                             $       1,085
                                                                  _____________

Expenses:
   Amortization                                                             291
   Audit fee                                                              2,500
   Bank charges and interest                                                246
   Consulting fees                                                        7,240
   Courier and postage - Note 5                                             177
   Rent                                                                   1,165
   Registration and filing fees - Note 5                                    659
                                                                  _____________
                                                                         12,278
                                                                  _____________
Net loss for the period                                           $  (   11,193)
                                                                  =============
Basic loss per share                                              $  (     0.00)
                                                                  =============
Weighted average number of shares outstanding                        13,420,453
                                                                  =============


                             SEE ACCOMPANYING NOTES

                              W.S. INDUSTRIES, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
  for the period from April 5, 2004 (Date of Incorporation) to August 31, 2004
                             (STATED IN US DOLLARS)


                                                                  April 5, 2004
                                                                    (Date of
                                                                  Incorporation)
                                                                  to August 31,
                                                                      2004
                                                                  _____________

Cash Flows used in Operating Activities
  Net loss for the period                                         $ (    11,193)
  Item not affecting cash:
   Amortization 291 Changes in non-cash working capital
     balances:
   Prepaid fees                                                     (     1,049)
   Accounts payable and accrued liabilities                               2,500
   Unearned revenue                                                       6,115
                                                                  _____________
Net cash used in operating activities                               (     3,336)
                                                                  _____________
Cash Flows from Financing Activity
  Common stock issued                                                    37,186
                                                                  _____________
Net cash from financing activity                                         37,186
                                                                  _____________
Cash Flows used in Investing Activity
  Acquisition of capital assets                                     (     1,940)
                                                                  _____________
Net cash used in investing activity                                 (     1,940)
                                                                  _____________
Net increase in cash during the period                                   31,910

Cash, beginning of the period                                                 -
                                                                  _____________
Cash, end of the period                                           $      31,910
                                                                  =============
Supplemental disclosure of cash flow information: Cash paid for:
     Interest                                                     $           -
                                                                  =============
     Income taxes                                                 $           -
                                                                  =============


                             SEE ACCOMPANYING NOTES

                              W.S. INDUSTRIES, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
     for the period April 5, 2004 (Date of Incorporation) to August 31, 2004
                             (STATED IN US DOLLARS)


                                                        (Note 4)                                 Deficit
                                                                                               Accumulated
                                                      Common Shares             Additional     During the
                                                 __________________________      Paid-in       Development
                                                 Number         Par Value        Capital          Stage            Total
                                                 __________     ___________     __________     ___________       _________

Issued for cash:
  Private placement agreements
                          - at $0.000049         20,007,680       $   986        $      -      $       -         $     986
                          - at $0.01              2,000,000         2,000          18,000              -            20,000
                          - at $0.20                 81,000            81          16,119              -            16,200
                                                 __________       _______        ________      _________         _________
                                                 22,088,680         3,067          34,119              -            37,186
Net loss for the period                                   -             -               -        (11,193)          (11,193)
                                                 __________       _______        ________      _________         _________
Balance, August 31, 2004                         22,088,680       $ 3,067        $ 34,119      $ (11,193)        $  25,993
                                                 ==========       =======        ========      =========         =========


                             SEE ACCOMPANYING NOTES

                              W.S. INDUSTRIES, INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 August 31, 2004
                             (STATED IN US DOLLARS)


Note 1        NATURE AND CONTINUANCE OF OPERATIONS

              The Company is in the development stage and its business is the rental of a wine storage facility.

              These financial statements have been prepared on a going concern basis. At August 31, 2004 the Company has accumulated a deficit of $11,193 since incorporation. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

              The Company was incorporated in the State of Nevada, United States of America on April 5, 2004.

Note 2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              The financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. Actual results may vary from these estimates.

              The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

              DEVELOPMENT STAGE COMPANY

              The Company complies with Financial Accounting Standard Board Statement ("FAS") No. 7 and the Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage.


              CAPITAL ASSETS AND AMORTIZATION

              The Company records computer equipment at cost and provides for amortization at a rate of 30% per annum using the declining balance method. Additions during the year are amortized at one-half rates.

              IMPAIRMENT OF LONG-LIVED ASSETS

              Capital assets are reviewed for impairment in accordance with FAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets". Under FAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

              FOREIGN CURRENCY TRANSLATION

              The Company uses Canadian dollars as its functional currency as substantially all of its operations are in Canada. The Company uses the United States of America dollar as its reporting currency for consistency with registrants of the Securities Exchange commission ("SEC") and in accordance with FAS No. 52.

              Assets and liabilities denominate in a foreign currency are translated at the exchange rate in effect at the year-end and capital accounts are translated at historical rates. Income statement accounts are translated at the average rates of exchange prevailing during the period and are included in the Comprehensive Income Account in Stockholders' Equity, if applicable.

              Transactions undertaken in currencies other than the functional currency of the Company are translated using the exchange rate in effect as of the translation date. Any exchange gains or losses are included in other income expenses on the Statement of Operation, if applicable.

              REVENUE RECOGNITION

              Revenue is recognized when the services are performed and the amount of revenue is fixed or determinable and collection is reasonably assured. Provision for estimated losses on contracts is recorded when identified.

              BASIC LOSS PER SHARE

              The Company reports basic loss per share in accordance with FAS No. 128 "Earnings per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the period. At August 31, 2004, the Company had no stock equivalents that were antidilutive and excluded in the loss per share computation.

              INCOME TAXES

              The Company uses the asset and liability method of accounting for income taxes in accordance with FAS No. 109 "Accounting for Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

              FINANCIAL INSTRUMENTS

              The carrying value of the Company's financial instruments, consisting of cash and accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of such instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

              NEW ACCOUNTING STANDARDS

              Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

Note 3        CAPITAL ASSETS



                                                  August 31, 2004
                                       ___________________________________
                                                     Accumulated
                                        Cost        Amortization      Net
                                       ______       ____________    ______

              Computer equipment       $1,940          $ 291        $1,649



Note 4        CAPITAL STOCK - Note 8

              On May 31, 2004, the Company forward split its common stock on the basis of 20.3 new for 1 old. The number of shares issued and outstanding has been restated to give retroactive effect to the forward split of its common stock.

Note 5        RELATED PARTY TRANSACTIONS

              The Company issued 20,007,680 shares (adjusted for forward split) to the director of the Company for expenses and loan proceeds as follows:


                                                                     2004
                                                                    ______

              Courier and postage                                   $ 177
              Registration and filing fees                            659
              Loan proceeds                                           150
                                                                    _____
                                                                    $ 986
                                                                    =====


Note 6        DEFERRED TAX ASSETS


              The significant components of the Company's deferred tax assets are as follows:


                                                            TOTAL
                                                          _________
              Deferred Tax Assets
               Non-capital loss carryforwards             $   1,723
                Valuation allowance                          (1,723)
                                                          _________
                                                          $       -
                                                          =========

              The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards which is likely to be realized from future operations. The Company has provided an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.


Note 7        INCOME TAXES

              No provision for income taxes has been provided in these financial statements due to the net loss. At August 31, 2004, the Company has net operating loss carryforwards, which expire commencing in 2024 totalling approximately $10,902, the benefit of which has not been recorded in the financial statements.

Note 8        SUBSEQUENT EVENT

              The Company intends to file a Form SB-2 registration statement, which includes an offering of 1,000,000 common shares of the Company at $0.20 per share.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The  accounting  firm of Amisano  Hanson,  Chartered  Accountants,  audited  our
financial   statements.   Since  inception,   we  have  had  no  changes  in  or
disagreements with our accountants.



DEALER PROSPECTUS DELIVERY REQUIREMENT

Until __________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and By laws provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us. Nevada law provides that a director shall have no personal liability for any statement, vote, decision or failure to act, regarding corporate management or policy by a director, unless the director breached or failed to perform the duties of a director. A company may also protect its officers and directors from expenses associated with litigation arising from or related to their duties, except for violations of criminal law, transactions involving improper benefit or willful misconduct. Our By-laws contain provisions to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses payable by the Company in connection with the issuance and distribution of the securities being registered (all amounts except the Securities and Exchange Commission filing fee are estimated):


 Filing fee -- Securities and Exchange Commission                  $     57
 Legal fees related to this offering                                 10,000
 Accounting fees and disbursements                                    5,000
 Blue Sky fees and expenses (including legal fees)                    5,000
 Transfer agent and registrar fees and expenses                       1,500
 Miscellaneous                                                        3,443
                                                                   ________
Total expenses                                                     $ 25,000

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following information is furnished with regard to all issuances of unregistered shares of our common stock during the past three years. These shares were issued, unless otherwise indicated, without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933.

Common Stock

            On April 8, 2004, the Company issued 985,600 shares of restricted Common Stock to our President, an accredited investor, as defined in Section 2(15) of the Securities Act of 1933 and Rule 501 of Regulation D thereunder, for a cash investment in the amount of $985.60, or a purchase price of $.001 per share. These shares were issued without registration in reliance upon exemptions from registration provided in Regulation D promulgated under the Securities Act and/or Section 4(2) of the Securities Act of 1933, as amended. No underwriters were used in these transactions, and no fees or commissions were paid to anyone. The sales did not involve any solicitation or general advertising. The purchasers were all "accredited" investors, as that term is defined in Regulation D, and did not need the protection of registration. These shares were forward split on the basis of 20.3 for 1 on May 31, 2004, resulting in 20,007,680 shares.

            On June 16, 2004, we issued 2,000,000 shares of our restricted Common Stock at a price of $.01 per share, or aggregate cash proceeds of $20,000.00. This transaction involved 2 foreign purchasers and was exempt from registration pursuant to Regulation S of the Securities Act of 1933, based on offshore transactions involving all non-U.S. persons in sales that took place entirely outside the U.S. These were Category 3 transactions under Rule 903, and satisfied the provisions of Rule 903 (i) and (iii) by: implementing offering restrictions; making the sale only to non-U.S. persons, who certified same; restricting the resale to transactions done only in accordance with the provisions of Rules 901-905, and Preliminary Notes; imposing a restrictive legend on the securities; and the Company agreeing by contract not to register any transfer not done pursuant to Regulation S.

            On July 1, 2004, we issued 81,000 shares of our restricted Common Stock at a price of $.20 per share, or aggregate cash proceeds of $16,200.00. This transaction involved 68 foreign purchasers and was exempt from registration pursuant to Regulation S of the Securities Act of 1933, based on offshore transactions involving all non-U.S. persons in sales that took place entirely outside the U.S. These were Category 3 transactions under Rule 903, and satisfied the provisions of Rule 903 (i) and (iii) by: implementing offering restrictions; making the sale only to non-U.S. persons, who certified same; restricting the resale to transactions done only in accordance with the provisions of Rules 901-905, and Preliminary Notes; imposing a restrictive legend on the securities; and the Company agreeing by contract not to register any transfer not done pursuant to Regulation S.

            This July 1, 2004, transaction also involved 1 person in the U.S., but did not involve a public offering and was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. This investor was an "accredited" investors.


ITEM 27. EXHIBITS

 (a) Exhibits

The following Exhibits are filed herewith pursuant to Rule 601 of Regulation S-B or are incorporated by reference to previous filings.

Exhibit
No.      Document Description

3 (i)    Articles of Incorporation
3 (ii)   Bylaws
4        Specimen Common Stock Certificate
5        Opinion of Michael J. Morrison, Chtd.
23       Opinion of Amisano Hanson, Chartered Accountants
99.1     Lease Agreement
99.2     Lease Agreement

(b) Reports on Form 8-K

            None.

ITEM 28.    UNDERTAKINGS

(1)  The undersigned registrant hereby undertakes:

     (a) To file, during any period in which it offers or sells securities, a post -effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)To include any additional or changed material information on the plan of distribution.

     (b) That, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (c) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant also undertakes that:

     (a) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1), or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (b) For the purposes of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


            In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, in Burnaby, B.C., this 23rd day of November, 2004.



                                   W.S.  INDUSTRIES, INC.

                                   /s/ JAMES F. DEMPSEY
                                       _____________________________________
                                       James F. Dempsey
                                   Its:President and Chief Executive Officer



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:



 Signature                Title                                Date
 _________                _____                                ____


/s/ JAMES F. DEMPSEY      President and Chief Executive        November 25, 2004
____________________      Officer (Principal Executive
    James F. Dempsey      Officer) Secretary, Treasurer
                          (Chief Financial and Accounting
                          Officer) and Director